UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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RLI CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RLI CORP.
9025 North Lindbergh Drive
Peoria, Illinois  61615

March 25, 2005

Dear Shareholder:

Please consider this letter your personal invitation to attend the 2005 RLI Corp. Annual Shareholders Meeting. It will be held at 9025 North Lindbergh Drive, Peoria, Illinois, 61615, the Company’s principal office, on May 5, 2005, at 2:00 P.M. CDT.

Business scheduled to be considered at the meeting includes the election of Class III directors, approval of the RLI Corp. Omnibus Stock Plan, and ratification of KPMG LLP as Independent Registered Public Accounting Firm for the current year. In addition, we will review significant events of 2004 and their impact on you and your Company. Directors, officers and representatives of KPMG LLP will be available before and after the meeting to talk with you and answer any questions you may have.

William R. Keane and Edwin S. Overman will be retiring as members of the Board effective May 5, 2005.   Mr. Keane, first elected in 1966, has served 39 years and Dr. Overman, first elected in 1987, has served 18 years, as Directors of your Company.   Mr. Keane and Dr. Overman will have the appointment of Director Emeritus.   If you have been associated with Mr. Keane and Dr. Overman over the years, you are cordially invited to attend a reception in their honor at Mt. Hawley Country Club following our Annual Shareholders Meeting.   Directions will be provided at the meeting or by telephoning 309/692-1000.

Your vote is important to us, no matter how many shares you own. Shareholders will have a choice of voting over the Internet, by telephone or by using a traditional proxy card. Check the proxy card forwarded by your bank, broker, other holder of record or our proxy administrators to see the options available to you. If you do attend the Annual Meeting and desire to vote in person, you may do so even though you have previously voted your proxy.

Thank you for your interest in your Company as well as your confidence and support in our future.

Sincerely,

Gerald D. Stephens, CPCU
Chairman of the Board

RLI CORP.
9025 North Lindbergh Drive
Peoria, Illinois  61615

Notice of Annual Meeting of Shareholders

May 5, 2005

To the Shareholders of RLI Corp.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of RLI Corp. (“Company”) will be held at 9025 North Lindbergh Drive, Peoria, Illinois, 61615, on Thursday, May 5, 2005, at 2:00 P.M. Central Daylight Time to:

1.       Elect three (3) directors for a three-year term expiring in 2008 or until their successors are elected and qualified;

2.       Consider and act upon a proposal to approve the RLI Corp. Omnibus Stock Plan;

3.                    Consider and act upon a proposal to ratify the appointment of KPMG LLP as Independent Registered Public Accounting Firm of the Company for the current year; and

4.       Transact such other business as may properly be brought before the meeting.

Only holders of Common Stock of the Company, of record at the close of business on March 7, 2005, are entitled to notice of and to vote at the Annual Meeting.  This Proxy Statement and the enclosed Proxy are first being mailed or electronically delivered to shareholders entitled to notice of and to vote at the Annual Meeting on or about March 25, 2005.

By Order of the Board of Directors

Camille J. Hensey
Vice President and Corporate Secretary
Peoria, Illinois
March 25, 2005

It is important, regardless of the number of shares you hold, that you personally be present or be represented by proxy at the Annual Meeting. Even if you expect to attend, it is important that you complete the enclosed proxy card, and sign, date and return it as promptly as possible in the envelope enclosed for that purpose. You may also vote your shares by telephone or on the Internet by following the instructions on your proxy card. You have the right to revoke your proxy at any time prior to its use by filing a written notice of revocation with the Corporate Secretary of the Company prior to the convening of the Annual Meeting, or by presenting another proxy card with a later date. If you attend the Annual Meeting and desire to vote in person, your proxy may be withdrawn upon request.

iii

RLI Corp.
9025 North Lindbergh Drive
Peoria, Illinois 61615

Proxy Statement

Annual Meeting of Shareholders
to be held
May 5, 2005

General Information

This Proxy Statement is furnished to the shareholders of RLI Corp. (“Company”) in connection with the solicitation, by the Board of Directors of the Company (“Board” or “Board of Directors”), of proxies to be used at the Annual Meeting of Shareholders to be held at 2:00 P.M. Central Daylight Time on Thursday, May 5, 2005, at 9025 North Lindbergh Drive, Peoria, Illinois, 61615, and at any adjournments of the Annual Meeting.

Proxy Solicitation. The Company will bear the cost of solicitation of proxies. In addition to the use of the mail, proxies may be solicited in person or by telephone, facsimile or other electronic means, by directors, officers or employees of the Company. No additional compensation will be paid to such persons for their services. In accordance with the regulations of the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange (“NYSE”), the Company will reimburse banks, brokerage firms, investment advisors and other custodians, nominees, fiduciaries and service bureaus for their reasonable out-of-pocket expenses for forwarding soliciting material to beneficial owners of the Company’s Common Stock and obtaining their proxies or voting instructions.

Voting.  As many shareholders cannot attend the Annual Meeting in person, it is necessary that a large number be represented by proxy. Even if you expect to attend, it is important that you complete the enclosed proxy card, and sign, date and return it as promptly as possible in the envelope enclosed for that purpose. You may also vote your shares by telephone or on the Internet by following the instructions on your proxy card.

Each proxy will be voted in accordance with the shareholder’s specifications. If there are no such specifications, it will be voted as recommended by the Board of Directors. All proxies delivered pursuant to this solicitation are revocable at any time at the option of the shareholder either by giving written notice to the Corporate Secretary at 9025 North Lindbergh Drive, Peoria, Illinois, 61615, or by timely delivery of a properly executed proxy, including an Internet or telephone vote, bearing a later date, or by voting in person at the Annual Meeting. All shares represented by valid, unrevoked proxies will be voted at the Annual Meeting.

Assuming the presence of a quorum, the election of directors requires the affirmative vote of a plurality of the votes cast by the holders of the outstanding shares of Common Stock. With respect to the election of directors, shareholders may vote in favor of all nominees, or withhold their votes as to all nominees, or withhold their votes as to specific nominees. Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients or at their own discretion if permitted by the NYSE or other organization of which they are members. Members of the NYSE are permitted to vote their clients’ proxies at their own discretion as to the election of directors if the clients have not furnished voting instructions within 10 days of the meeting. If an executed proxy is returned by a broker holding shares in street name that indicates the broker does not have discretionary authority as to certain shares to vote on one or more matters (a “broker non-vote”), such shares will be considered present at the Annual Meeting for purposes of determining a quorum. Broker non-votes will not be counted in determining the number of shares necessary for approval.

Mailing.  This Proxy Statement and enclosed Proxy are first being mailed or electronically delivered to shareholders entitled to notice of and to vote at the Annual Meeting on or about March 25, 2005.

Voting Via Telephone or the Internet. Shareholders can save the Company expense by voting their shares over the telephone, toll-free from the United States or Canada, or by voting through the Internet. The voting procedures are designed to authenticate each shareholder by use of a control number, to allow shareholders to vote their shares, and to confirm that their instructions have been properly recorded. Specific instructions to be followed by any shareholder interested in voting by telephone or the Internet are set forth on the proxy card.       The method of voting will not limit a shareholder’s right to attend the Annual Meeting.

Electronic Access to Proxy Materials and Annual Report. This notice of Annual Meeting and Proxy Statement and the 2004 Annual Report are available on the Company’s Internet site under Investors at www.rlicorp.com. Shareholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. You can choose this option and save the Company the cost of producing and mailing these documents by following the instructions provided if you vote over the Internet or by telephone. Should you choose to view future proxy statements and annual reports over the Internet, you will receive an e-mail next year with voting instructions and the Internet address of those materials.

Shareholder Proposals. To be included in the Board of Directors’ Proxy Statement for the 2006 Annual Meeting of Shareholders, a shareholder proposal must be received by the Company on or before November 25, 2005. Proposals should be directed to the attention of the Corporate Secretary at 9025 North Lindbergh Drive, Peoria, Illinois, 61615. If a shareholder raises a matter at the 2006 Annual Meeting of Shareholders, the Company may exercise discretionary authority (vote the shares in the discretion of the persons appointed in the Proxy Card) unless the shareholder notifies the Company of the matter before February 9, 2006.

Shareholders Entitled to Vote. At the close of business on March 7, 2005, the record date for the determination of shareholders entitled to vote at the Annual Meeting, the Company had 25,405,128 shares of Common Stock outstanding and entitled to vote. Common share ownership entitles the holder to one vote per share upon each matter to be voted at the Annual Meeting.

Share Ownership of Certain Beneficial Owners

Principal Shareholders. The only persons or entities known to the Company who beneficially own more than five percent of the Company’s Common Stock as of December 31, 2004, are as follows:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

State Street Bank and Trust Company	2,430,491	9.6%
225 Franklin Street
Boston, Massachusetts 02110(1)

Franklin Resources, Inc.	1,632,936	6.5%
One Franklin Parkway
San Mateo, California 94403(2)

Gerald D. Stephens	1,628,829	6.3%
493 East High Point Drive
Peoria, Illinois 61614(3)

Eubel Brady & Suttman Asset	1,545,988	6.1%
Management, Inc.
7777 Washington Village Drive
Suite 210
Dayton, Ohio 45459(4)

(1)                                  The information shown is based solely on a Schedule 13G dated February 18, 2005, filed by State Street Bank and Trust Company (“State Street”), which filing indicates, as of December 31, 2004, State Street, as trustee, held 2,117,737 shares on behalf of participants in the Company’s Employee

Stock Ownership Plan (“ESOP”). State Street further disclosed sole voting power with respect to 312,754 shares, shared voting power with respect to 2,117,737 shares, and shared dispositive power with respect to 2,430,491 shares. Each ESOP participant or beneficiary may direct State Street as to the manner in which the shares allocated to each participant under the ESOP are to be voted. State Street has sole voting power with respect to all unallocated shares and sole investment power as to all allocated and unallocated shares, except as to those shares that are the subject of a participant’s diversification election. With respect to allocated shares for which no votes are received, State Street will vote such shares in proportion to the votes cast on behalf of allocated shares for which votes are received.

(2)                                  The information shown is based solely on a Schedule 13G dated February 11, 2005, filed by Franklin Resources, Inc., (“Franklin”), Charles B. Johnson, Rupert H. Johnson, Jr., and Franklin Advisory Services, LLC, which filing indicates one or more open- or closed-end investment companies or other managed accounts that are advised by direct and indirect investment advisory subsidiaries of Franklin have sole voting power with respect to 1,631,236 and sole dispositive power with respect to 1,632,936 shares. Messrs. Johnson and Johnson are the principal shareholders of Franklin.

(3)                                  Includes 51 shares allocated to Mr. Stephens under the ESOP (as defined below), over which Mr. Stephens has sole voting power and no investment power; 113,634 shares allocated to Mr. Stephens under the RLI Corp. Key Employee Excess Benefit Plan (“Key Plan”), over which Mr. Stephens has no voting or investment power; 33,298 shares held in custodian accounts for the benefit of Mr. Stephens’ grandchildren, over which Mr. Stephens has sole voting and investment power; 3,692 shares in the B. L. Stephens Trust for the benefit of Mr. Stephens’ sister, over which Mr. Stephens, as trustee, has sole voting and investment power; 35,412 shares owned by the Gerald D. and Helen M. Stephens Foundation, over which Mr. Stephens, as President, has sole voting and investment power; 151,481 shares in the G. D. Stephens Grantor Retained Annuity Trust, over which Mr. Stephens has sole voting and investment power; 394,512 exercisable stock options; and 12,321 shares held by a bank, as trustee, under an irrevocable trust established by the Company pursuant to the RLI Corp. Executive Deferred Compensation Agreement (“Deferred Agreement”). Excludes 70,454  shares owned by Mr. Stephens’ spouse, over which Mr. Stephens has no voting or investment power, as to which Mr. Stephens disclaims beneficial ownership.

(4)                                  The information shown is based solely on a Schedule 13G dated February 14, 2005, filed by Eubel Brady & Suttman Asset Management, Inc. (“EBS”), Ronald L. Eubel, Mark E. Brady, Robert J. Suttman, William E. Hazel and Bernard J. Holtgreive (collectively referred to as “Individuals”), which filing indicates as of December 31, 2004, EBS, and one affiliated entity, EBS Partners, LP were the beneficial owners of the shares. The Individual may, as a result of their ownership in and positions with EBS and other affiliated entities, be deemed to be indirect beneficial owners of the shares.  Mr. Eubel is the beneficial owner of an additional 300 shares, of which he has the sole power to vote and dispose.   The filing further indicates the Individuals have shared power to vote or direct the vote and shared power to dispose or to direct the disposition of 1,545,988 shares and EBS has shared power to vote or direct the vote and shared power to dispose or to direct the disposition of 1,534,738 shares.

Directors and Officers. The following information is furnished as to the beneficial ownership of the shares of the Company’s Common Stock by each current director, nominee for director and named executive officer, and the directors and executive officers of the Company as a group, as of December 31, 2004:

Name of Individual or Number of Persons in Group	Amount and Nature of Beneficial Ownership (1)	Percent of Class
John T. Baily (2) (3) (11)	5,640	*
Richard H. Blum (2) (11)	16,605	*
Joseph E. Dondanville (4) (10) (12) (13)	168,634	*
Jordan W. Graham	842	*
Camille J. Hensey (10) (12) (13)	51,051	*
William R. Keane (5) (11)	67,834	*
Gerald I. Lenrow (2) (6) (11)	55,618	*
Charles M. Linke (2) (11)	5,607	*
F. Lynn McPheeters (2) (11)	19,484	*
Jonathan E. Michael (7) (10) (12) (13)	371,621	1.5%
Mary Beth Nebel (8)(10)(12)(13)	61,027	*
Edwin S. Overman (2) (11)	90,550	*
Gerald D. Stephens (9) (10) (12) (13)	1,628,829	6.3%
Michael J. Stone (10) (12) (13)	186,096	*
Edward F. Sutkowski (2) (11)	199,755	*
Robert O. Viets (2) (11) (14)	70,076	*
Directors and executive officers as a group (17 persons) (10) (12) (13)	3,000,962	11.4%

*Less than 1% of Class.

  (1)                            Unless otherwise noted, each person has sole voting power and sole investment power with respect to the shares reported.

  (2)                            Includes shares held by a bank trustee under an irrevocable trust established by the Company pursuant to the RLI Corp. Director Deferred Compensation Plan (“Deferred Plan”) for the benefit of the following:  Mr. Baily 1,465 shares; Mr. Blum 5,177 shares; Mr. Lenrow 34,717 shares; Mr. Linke 1,541 shares; Mr. McPheeters 6,738 shares; Dr. Overman 68,486 shares; Mr. Sutkowski 71,695 shares; and Mr. Viets 28,950 shares. Each participating director has no voting or investment power with respect to such shares and disclaims beneficial ownership of such shares for purposes of Section 13(d) of the Securities Exchange Act of 1934.

  (3)                            Includes 2,000 shares held by Mr. Baily’s spouse as to which Mr. Baily claims beneficial interest.

  (4)                            Includes 400 shares held by Mr. Dondanville’s spouse in a custodian account for the benefit of their children, as to which Mr. Dondanville disclaims any beneficial interest.

  (5)                            Includes 28,486 shares owned by Mr. Keane as trustee under the Evelyn C. Keane Revocable Trust Agreement, as to which Mr. Keane claims beneficial interest.

  (6)                            Includes 916 shares held by Mr. Lenrow’s spouse in a custodian account for the benefit of their minor daughter, as to which Mr. Lenrow disclaims any beneficial interest.

  (7)                            Includes 31,134 shares allocated under the Key Plan, over which Mr. Michael has no voting or investment power.

  (8)                            Includes 1,255 shares held by Ms. Nebel in a custodian account for the benefit of her son, as to which Ms. Nebel claims beneficial interest.

  (9)                            Includes 113,634 shares allocated to Mr. Stephens under the Key Plan, over which Mr. Stephens has no voting or investment power; 33,298 shares held in custodian accounts for the benefit of Mr. Stephens’ grandchildren, over which Mr. Stephens has sole voting and investment power; 3,692 shares in the B. L. Stephens Trust for the benefit of Mr. Stephens’ sister, over which Mr. Stephens, as trustee, has sole voting and investment power; and 35,412 shares owned by the Gerald D. and Helen M. Stephens Foundation, over which Mr. Stephens, as President, has sole voting and investment power; 151,481 shares in the G. D. Stephens Grantor Retained Annuity Trust over which Mr. Stephens has sole voting and investment power. Excludes 70,454 shares owned by Mr. Stephens’ spouse, over which Mr. Stephens has no voting or investment power, as to which Mr. Stephens disclaims beneficial interest.

(10)                            Includes shares allocated to the named persons under the ESOP with respect to which such persons have sole voting power and no investment power, except when any such person may diversify up to a percentage, not to exceed 50%, of such person’s ESOP benefit.  During 2004, Joseph E. Dondanville, Kim J. Hensey, Jonathan E. Michael and Mary Beth Nebel were eligible to elect to diversify shares owned by the ESOP.  As of December 31, 2004, the following shares were allocated under the ESOP: Mr. Dondanville 46,414 shares; Ms. Hensey 14,216 shares; Mr. Michael 58,273 shares; Ms. Nebel 26,500 shares; Mr. Stephens 51 shares; and Mr. Stone 11,162 shares.

(11)                            Includes shares that may be acquired by the named persons within 60 days of December 31, 2004, under the Directors’ Stock Option Plan for Outside Directors (“Director Plan”), upon the exercise of outstanding stock options as follows: Mr. Baily 1,411 shares; Mr. Blum 7,664 shares; Mr. Keane 2,400 shares; Mr. Lenrow 16,200 shares; Mr. Linke 1,802 shares; Mr. McPheeters 11,482 shares; Dr. Overman 21,300 shares; Mr. Sutkowski 2,400 shares; and Mr. Viets 17,300 shares.

(12)                            Includes shares that may be acquired by the named persons within 60 days of December 31, 2004, under the Incentive Stock Option Plan (“ISOP”), upon the exercise of outstanding stock options as follows: Mr. Dondanville 98,102 shares;

Ms. Hensey 21,436 shares; Mr. Michael 184,842 shares; Ms. Nebel 26,975; Mr. Stephens 394,512 shares; and Mr. Stone 148,450 shares.

(13)                            Includes shares allocated to the named persons which shares are held by a bank trustee under an irrevocable trust established by the Company pursuant to the Deferred Agreement for the benefit of the following: Mr. Dondanville 8,162 shares; Ms. Hensey 436 shares; Mr. Michael 13,530 shares; Ms. Nebel 3,639 shares; Mr. Stephens 12,321 shares; and Mr. Stone 16,590 shares. Each participant has no voting or investment power with respect to such shares and disclaims beneficial ownership of such shares for purposes of Section 13(d) of the Securities Exchange Act of 1934.

(14)                            Includes 17,400 shares held by Mr. Viets’ spouse as trustee of the Robert O. Viets Florida Intangible Trust, as to which Mr. Viets claims beneficial interest.

The information with respect to beneficial ownership of Common Stock of the Company is based on information furnished to the Company by each individual included in the table.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (“1934 Act”), requires the Company’s directors, executive officers and beneficial owners of more than 10% of the Common Stock of the Company to file with the SEC certain reports regarding their ownership of Common Stock or any changes in such ownership. In addition, officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely on its review of the copies of such reports received by it, and/or written representations from certain reporting persons that no Form 5s were required for such persons, the Company believes that, during the year ended December 31, 2004, the reporting persons have complied with all filing requirements of Section 16(a) of the 1934 Act.

Proposal One:

Election of Directors

Nominees. At the Annual Meeting, three (3) directors are to be elected, each to hold office for a three-year term or until a successor is elected and qualified. Mr. Gerald I. Lenrow is a Class III director who was elected by the shareholders in 2002 for a three-year term expiring in 2005.  Messrs. John T. Baily and Jordan W. Graham are Class III directors who were appointed to the Board on August 28, 2003 and November 18, 2004, respectively.

Voting of Proxies. Unless otherwise instructed, the shares represented by a proxy will be voted for the election of the three nominees named above. Assuming the presence of a quorum, the affirmative vote of a plurality of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required for the election of directors. Votes will be tabulated by an Inspector of Election appointed at the Annual Meeting. Shares may be voted for, or withheld from, each nominee. Shares that are withheld and broker non-votes count towards a quorum but have no effect on determinations of plurality. There is no cumulative voting for the directors under the Company’s Articles of Incorporation.

Substitute Nominees. The Board of Directors has no reason to believe that any nominee will be unable to serve if elected. In the event that any nominee shall become unavailable for election, the shares represented by a proxy will be voted for the election of a substitute nominee selected by the persons appointed as proxies unless the Board of Directors should determine to reduce the number of directors pursuant to the Company’s By-Laws.

Director and Nominee Information. The following includes certain information with respect to the current directors and nominees to the Board of Directors furnished to the Company by such individuals:

		DIRECTOR	PRINCIPAL
NAME	AGE	SINCE	OCCUPATION

John T. Baily (1) (term expiring in 2005) PICTURE	61	2003

Appointed to the Board on August 28, 2003. Was National Insurance Industry Chairman and Board Member of the international accounting firm of Coopers & Lybrand LLP (now PricewaterhouseCoopers LLP) retiring in 1999 after 23 years as a partner. Served as President of Swiss Re Capital Partners from 1999 through 2002.

Jordan W. Graham (term expiring in 2005) PICTURE	44	2004

Appointed to the Board on November 18, 2004.  Private business strategy and technology consultant.   Former vice president of Cisco Systems, Inc.’s Services Industry Consulting (1998 – 2004), where he provided executive advisory and strategy consulting services to Global 500 firms in the insurance and financial services industries.   Former director of Securitas Capital, LLC, which invested in insurance and risk related ventures.   Current director of Technology Credit Union.

Gerald I. Lenrow (term expiring in 2005) PICTURE	77	1993

Since 1999, in private law practice providing consultation services to certain members of the insurance industry. Consultant to General Reinsurance Corp. until December 31, 1998. Former partner in the international accounting firm of Coopers & Lybrand LLP until 1990, following which he served as its consultant until 1996.

Certain information concerning the remaining directors, whose terms expire either in 2006 or 2007, is set forth as follows based upon information furnished to the Company by such individuals:

Richard H. Blum (term expiring in 2007) PICTURE	66	2000

Non-executive Chairman of AXIS Specialty U.S. Holdings, Inc., since January, 2005, having previously served as Chairman of that firm.  Was Senior Advisor to Marsh & McLennan Companies, Inc., (MMC) a professional services firm in risk and insurance services, investment management and consulting businesses from 1999 to January 31, 2002. Former director of MMC from 1986 to 1999 and served as Vice Chairman of J&H Marsh & McLennan from 1997 to 1999, and previously as Chairman and CEO of Guy Carpenter & Company, Inc., having joined that firm in 1958.

Charles M. Linke (term expiring in 2006) PICTURE	67	2003

Professor Emeritus of Finance at the University of Illinois (Urbana-Champaign) since 1998. Professor Linke has held various positions with the University of Illinois since 1966. CEO of Economics Et Cetera, Inc., a consulting firm specializing in financial economics since 1981.

F. Lynn McPheeters (term expiring in 2007) PICTURE	62	2000

Retired as Vice President and Chief Financial Officer of Caterpillar Inc., manufacturer of construction, mining and related equipment in February, 2005. Mr. McPheeters joined Caterpillar Inc. in 1964 and held various finance positions until his promotion to Vice President and CFO in 1998.

Jonathan E. Michael (2) (term expiring in 2006) PICTURE	51	1997

President & Chief Executive Officer of the Company since 2001. Elected Chairman of the Board & Chief Executive Officer of the Company’s principal insurance subsidiaries January 1, 2002. Mr. Michael joined the Company in 1982, and held various managerial and executive officer positions until his promotion to President & Chief Executive Officer.

Gerald D. Stephens (term expiring in 2007) PICTURE	72	1965	Elected Chairman of the Board of the Company January 1, 2001. Mr. Stephens founded the Company in 1965 and served as Chief Executive Officer until his election as Chairman of the Board.

Edward F. Sutkowski (term expiring in 2006) PICTURE	66	1975

Since 1965, President of the law firm of Sutkowski & Rhoads Ltd., a regional firm specializing in tax, fiduciary litigation, pension and ERISA law; Adjunct Professor, Pension and Profit Sharing Law, University of Illinois College of Law at Champaign-Urbana; Executive Limited Partner and member of the Advisory Committee of Pfingsten Executive Fund III, LP, a private equity firm located in Deerfield, Illinois.

Robert O. Viets (term expiring in 2007) PICTURE	61	1993

Since 1999, President of ROV Consultants, LLC. Former President, CEO and Director from 1988 until 1999 of CILCORP Inc., a holding company in Peoria, Illinois, whose principal subsidiary was Central Illinois Light Company.

(1)                                  Mr. Baily serves as a Director of Endurance Specialty Holdings, Ltd., Erie Indemnity Company and its subsidiary, Erie Family Life Insurance Company, and NYMAGIC, Inc., all publicly traded companies.

(2)                                  Mr. Michael serves as a Director of Fieldstone Investment Corp., a publicly traded company.

Proposal Two:

Approval of the RLI Corp. Omnibus Stock Plan

The Board of Directors has adopted and recommends to the shareholders of the Company for their approval and adoption the RLI Corp. Omnibus Stock Plan (“Stock Plan”).  The Board believes that the Stock Plan will be instrumental in attracting, retaining and motivating the Company’s executive officers, directors and key personnel.

Summary of the Stock Plan

The following is a summary of the Stock Plan adopted by the Board of Directors on February 3, 2005, subject to shareholder approval of the Stock Plan.  This summary is qualified in its entirety by reference to the complete Stock Plan attached as Exhibit A. Effective May 5, 2005, no future options will be granted under the RLI Corp. Nonemployee Directors’ Stock Plan (“Director Stock Plan”) or the ISOP if the Stock Plan is approved by the shareholders.

Purpose and Eligibility.  The purpose of the Stock Plan is to promote the interests of the Company and its shareholders by providing key personnel of the Company and its affiliates with an opportunity to acquire a proprietary interest in the Company and reward them for achieving a high level of corporate performance, and thereby developing a stronger incentive to put forth maximum effort for the continued success and growth of the Company and its affiliates.  In addition, the opportunity to acquire a proprietary interest in the Company will aid in attracting and retaining key personnel of outstanding ability.  The Stock Plan is also intended to provide nonemployee directors with an opportunity to acquire a proprietary interest in the Company, to compensate nonemployee directors for their contribution to the Company and to aid in attracting and retaining nonemployee directors.

Participation in the Stock Plan is limited to employees of the Company or any affiliate and to individuals or entities who are not employees but who provide services to the Company or an affiliate, including services provided in the capacity of a consultant, advisor or director.  The granting of awards is solely at the discretion of the Executive Resources Committee, except that incentive stock options may only be granted to employees of the Company.  Approximately 70 persons are eligible to participate in the Stock Plan.  No awards have been granted under the Stock Plan.

Administration of the Stock Plan.  The Executive Resources Committee of the Board or any other committee of the Board consisting of two or more nonemployee directors designated by the Board to administer the Stock Plan so as to permit grants to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and Section 162(m) of the Internal Revenue Code of 1986, as amended ( “Code”), will administer the Stock Plan ( “Committee”).  The Committee has exclusive power to (i) make awards, (ii) determine when and to whom awards will be granted, the form of each award, the amount of each award, and any other terms or conditions of each award consistent with the Stock Plan, (iii) determine whether, to what extent and under what circumstances awards may be settled, paid or exercised in cash, shares of Common Stock, or other property, and (iv) determine whether, to what extent and under what circumstances awards may be canceled, forfeited or suspended.  Each award will be subject to an agreement authorized by the Committee.  Notwithstanding the foregoing, the Board has the sole and exclusive power to administer the Stock Plan with respect to awards granted to nonemployee directors.

Shares Available Under the Stock Plan.  The number of shares of Common Stock available for distribution under the Stock Plan may not exceed 1,500,000 (subject to adjustment for changes in capitalization of the Company).  As of March 9, 2005, the closing sale price of the Company’s Common Stock was $43.75 per share as reported by the New York Stock Exchange.  Any shares subject to the terms and conditions of an award under the Stock Plan that are not used because the terms and conditions of the award are not met may again be used for an award under the Stock Plan.  Any unexercised or undistributed portion of any terminated, expired, exchanged, or forfeited award, or any award settled in cash in lieu of shares will be available for further awards.  No fractional shares may be issued under the Plan; however, cash will be paid in lieu of any fractional share in settlement of an award.

Description of Stock Plan Awards.  The Stock Plan provides that the Committee may grant awards to participants in the form of (i) shares of Common Stock subject to restrictions on transfer and conditions of forfeiture (“Restricted Stock”), (ii) “incentive stock options” within the meaning of Section 422 of the Code or non-statutory stock options (“Options”), (iii) rights to receive a payment from the Company in cash, Common Stock, or a combination thereof, equal to the excess of the Fair Market Value of a share of Common Stock on the date of exercise over a specified price fixed by the Committee (“Stock Appreciation Rights” or “SARs”), (iv) rights to receive payment from the Company in cash, Common Stock or a combination thereof, based upon the achievement of performance goals established by the Committee (“Performance Units”), (v) shares of Common Stock, or (vi) other stock based awards (“Other Stock Based Awards”).  A description of each of these awards follows.

Restricted Stock Awards.

An award of Restricted Stock under the Stock Plan will consist of shares of Common Stock subject to restrictions on transfer and conditions of forfeiture, which restrictions and conditions will be included in the applicable agreement.  The Committee may provide for the lapse or waiver of any such restriction or condition based on such factors or criteria as the Committee, in its sole discretion, may determine.  Except as otherwise provided in the applicable agreement, each stock certificate issued with respect to an award of Restricted Stock will either be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the participant, or bear such legends with respect to the restricted nature of the Restricted Stock evidenced thereby as will be provided for in the applicable agreement.  The agreement will describe the terms and conditions by which the restrictions and conditions of forfeiture upon awarded Restricted Stock will lapse.  Upon the lapse of the restrictions and conditions, shares free of restrictive legends, if any, relating to such restrictions will be issued to the participant.  A participant with a Restricted Stock award will have all the other rights of a shareholder including, but not limited to, the right to receive dividends and the right to vote the shares of Restricted Stock.  No more than 750,000 of the total number of shares of Common Stock available for awards under the Stock Plan will be issued during the term of the Stock Plan as Restricted Stock.

Stock Options.

Terms of All Options.  An Option will be granted pursuant to an agreement as either an incentive stock option or a non-statutory stock option.  The purchase price of each share of Common Stock subject to an Option will be determined by the Committee and set forth in the Agreement, but will not be less than 100% of the Fair Market Value of a share as of the date the Option is granted.  “Fair Market Value” as of any date means the closing sale price of a share of Common Stock on such date or on the next business day, if such date is not a business day (i) as reflected in The Wall Street Journal, or (ii) if the shares have not been traded on the New York Stock Exchange for more than ten days immediately preceding such date, on the principal United States Securities Exchange registered under the Exchange Act on which the shares are listed, or (iii) if the shares are not listed on any such exchange, on the National Association of Securities Dealers, Inc. Automated Quotations National Market System or any system then in use.  The purchase price of the shares with respect to which an Option is exercised will be payable in full at the time of exercise, provided that to the extent permitted by law, the agreement may permit some or all participants to simultaneously exercise Options and sell the shares thereby acquired pursuant to a brokerage or similar relationship and use the proceeds from the sale as payment of the purchase price of the shares.  The purchase price may be payable in cash, by delivery or tender of shares (by actual delivery or attestation) having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the shares being purchased pursuant to the Option, or a combination thereof, as determined by the Committee, but no fractional shares will be issued or accepted.  A participant exercising a stock option will not be permitted to pay any portion of the purchase price with shares if, in the opinion of the Committee, payment in such manner could have adverse financial accounting consequences for the Company.  Each Option will be exercisable in whole or in part on the terms provided in the agreement.  In no event will any Option be exercisable at any time after the expiration of its term.  When an Option is no longer exercisable, it will be deemed to have lapsed or terminated.  Upon receipt of notice of exercise, the Committee may elect to cash out all or part of the portion of the shares for which an Option is being exercised by paying the participant an amount, in cash or shares, equal to the excess of the Fair Market Value of the shares over the aggregate purchase price for the shares for which the Option is being exercised on the effective date of such cash-out.  The maximum number of shares that may be awarded to a participant in any calendar year in the form of Options is 250,000.

Incentive Stock Options.  In addition to the other terms and conditions applicable to all Options, the following provisions apply to incentive stock options.  The purchase price of each share of Common Stock subject to an incentive stock option may not be less than 100% of the Fair Market Value of a share as of the date the incentive stock option is granted.  The aggregate Fair Market Value (determined as of the date the Option is granted) of the shares with respect to which incentive stock options held by an individual first become exercisable in any calendar year (under the Stock Plan and all other incentive stock option plans of the Company and its affiliates) may not exceed $100,000 and to the extent an Option or Options granted to a participant exceed this limit the Option or Options will be treated as a non-statutory stock option.  An incentive stock option will not be exercisable more than 10 years after the date of grant.  The agreement covering an incentive stock option will contain such other terms and provisions that the Committee determines necessary to qualify the Option as an incentive stock option.  No participant may receive an incentive stock option under the Stock Plan if, at the time the award is granted, the participant owns shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries, unless (i) the option price for that incentive stock option is at least 110% of the Fair Market Value of the shares subject to that incentive stock option on the date of grant and (ii) that Option is not exercisable after the date five years from the date that incentive stock option is granted.  The maximum number of shares that may be issued pursuant to Options intended to be incentive stock options will be 750,000.

Stock Appreciation Rights.

An award of a Stock Appreciation Right will entitle the participant, subject to terms and conditions determined by the Committee, to receive upon exercise of the Stock Appreciation Right all or a portion of the excess of the Fair Market Value of a specified number of shares as of the date of exercise of the Stock Appreciation Right over a specified price that will not be less than 100% of the Fair Market Value of such shares as of the date of grant of the Stock Appreciation Right.  A Stock Appreciation Right may be granted in connection with part or all of, in addition to, or completely independent of an Option or any other award under the Stock Plan.  If issued in connection with a previously or contemporaneously granted Option, the Committee may impose a condition that exercise of a Stock Appreciation Right cancels a pro rata portion of the Option with which it is connected and vice versa.  Each Stock Appreciation Right may be exercisable in whole or in part on the terms provided in the agreement.  No Stock Appreciation Right will be exercisable at any time after the expiration of its term.  When a Stock Appreciation Right is no longer exercisable, it will be deemed to have lapsed or terminated.  Upon exercise of a Stock Appreciation Right, payment to the participant will be made at such time or times as will be provided in the agreement in the form of cash, shares of Common Stock or a combination of cash and shares as determined by the Committee.  The agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or shares) may be made in the event of the exercise of a Stock Appreciation Right.  The maximum number of shares that may be awarded to a participant in any calendar year in the form of Stock Appreciation Rights is 250,000.

Performance Units.

An award of Performance Units under the Stock Plan will entitle the participant to future payments of cash, shares of Common Stock or a combination of cash and shares, as determined by the Committee, based upon the achievement of performance goals established by the Committee.  The agreement may establish that a portion of a participant’s award will be paid for performance that exceeds the minimum target but falls below the maximum target applicable to the award.  The agreement will also provide for the timing of the payment.  Following the conclusion or acceleration of each period of time over which Performance Units are earned (“Performance Cycle”), the Committee will determine the extent to which (i) performance targets have been attained, (ii) any other terms and conditions with respect to an award relating to the Performance Cycle have been satisfied and (iii) payment is due with respect to an award of Performance Units.

The agreement may permit an acceleration of the Performance Cycle and an adjustment of performance targets and payments with respect to some or all of the Performance Units awarded to a participant, upon the occurrence of certain events, which may, but need not include, without limitation, a dissolution or liquidation of the Company; a sale of substantially all of the assets of the Company; a merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation; a statutory share exchange involving capital stock of the Company; a recapitalization; a change in the accounting practices of the Company; a change in the participant’s title or employment responsibilities; the participant’s death, disability or retirement or; with respect to payments in shares with respect to Performance Units, a reclassification, stock dividend, stock split or stock combination.  The agreement also may provide for a limitation on the value of an award of Performance Units that a participant may receive.

Other Stock Based Awards.

The Committee may from time to time grant Common Stock and other awards under the Stock Plan including, without limitation, those awards pursuant to which shares of Common Stock are or may in the future be acquired, awards denominated in Common Stock units, restricted stock units, securities convertible into Common Stock and phantom securities.  The Committee, in its sole discretion, may determine the terms and conditions of such awards provided that such awards will not be inconsistent with the terms and purposes of the Stock Plan.  The Committee may, at its sole discretion, direct the Company to issue shares subject to restrictive legends and/or stop transfer instructions that are consistent with the terms and conditions of the award to which the shares relate.  No more than 750,000 of the total number of shares of Common Stock available for awards under the Stock Plan will be issued during the term of the Stock Plan in the form of Common Stock without restrictions.

Stock Plan Benefits. The grant of awards under the Stock Plan is within the discretion of the Committee and the Board. Therefore, the Company is unable to determine the benefits or amounts that will be allocated to any participant under the Stock Plan.  No awards have been granted under the Stock Plan.

Effective Date and Duration of the Stock Plan.  The Stock Plan will become effective as of May 5, 2005, if the Stock Plan is approved by the requisite vote of shareholders at the 2005 Annual Shareholders Meeting. The Stock Plan will remain in effect until all Common Stock subject to it is distributed, all awards have expired or lapsed, the Stock Plan is terminated pursuant to its terms or May 5, 2015.  However, awards made before the termination date may be exercised, vested or otherwise effectuated beyond the termination date unless limited in the agreement or otherwise.  No award of an incentive stock option will be made more than 10 years after the effective date.

Amendment, Modification and Termination of the Stock Plan.  The Board may at any time and from time to time terminate, suspend or modify the Stock Plan.  The Committee may at any time alter or amend any or all agreements under the Stock Plan to the extent permitted by law.  No termination, suspension, or modification of the Stock Plan will materially and adversely affect any right acquired by any participant under an award granted before the date of termination, suspension, or modification, unless otherwise agreed to by the participant in the agreement or otherwise, or required as a matter of law.

Federal Tax Treatment.  The Stock Plan is not a qualified pension, profit-sharing or stock bonus plan under Section 401(a) of the Code. The Stock Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974.

Restricted Stock Awards.  A grant of restricted stock generally is not a taxable event for the grantee. However, when the applicable restrictions lapse, the grantee generally will recognize ordinary income equal to the excess of the Fair Market Value of such stock on the date of lapse over the amount, if any, paid for such stock.  Upon the subsequent sale of the stock, the grantee would incur a capital gain or loss, with the tax rate determined based on the grantee’s holding period, which would begin on the date of lapse.  Alternatively, the grantee may file an election under Section 83(b) of the Code, in which case the grantee will recognize ordinary income on the date of grant equal to the excess of the Fair Market Value of such stock on the date of grant over the amount, if any, paid for such stock.  In this case, upon the subsequent sale of stock, the grantee would incur a capital gain or loss, with the tax rate determined on the grantee’s holding period, which would begin on the date of grant.

Incentive Stock Options.  A grantee generally will have no taxable income upon either the grant or exercise of an incentive stock option. If the grantee does not dispose of shares acquired pursuant to the exercise of an incentive stock option within two years of the grant or one year of the exercise, any gain or loss realized in his subsequent disposition will be capital gain or loss. If such holding period requirements are not satisfied, the grantee will generally realize ordinary income at the time of disposition in an amount equal to the excess of the Fair Market Value of the shares on the date of exercise (or if less, the amount realized upon disposition) over the option price. Any remaining gain is taxed as long-term or short-term capital gain. For alternative minimum tax purposes, an individual must include in income the amount by which the price paid for the option stock is exceeded by the Fair Market Value of the option stock at the time the rights to the stock are freely transferable or not subject to a substantial risk of forfeiture.  The Company will only be entitled to a deduction if the holding periods are not satisfied.  In such case, the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the grantee in the year in which such taxable income is recognized.

Non-Statutory Stock Options.  The grant of a non-statutory stock option generally is not a taxable event for the grantee. Upon exercise of the option, the grantee generally will recognize ordinary income in an amount equal to the excess of the Fair Market Value of the stock acquired upon exercise (determined as of the date of exercise) over the exercise price of such option. The Company will be entitled to a deduction equal to the amount of ordinary income recognized by the grantee in the year in which such taxable income is recognized and the Company is required to withhold federal income taxes with respect to any amounts included in the optionee’s taxable income.

Stock Appreciation Rights.  The grant of a SAR generally is not a taxable event for the grantee. However, upon exercise of the SAR, the grantee generally will recognize ordinary income equal to the amount of the Fair Market Value of any Common Stock received.

Performance Units.  A grant of performance units generally is not a taxable event for the grantee. However, when the applicable performance targets have been attained, the grantee generally will recognize ordinary income equal to the amount of any cash received or the Fair Market Value of any Common Stock received.

Cash Awards.  Generally, a grantee will recognize ordinary income and the Company will be entitled to a deduction (and will be required to withhold federal income taxes) with respect to cash awards at the earliest time at which the grantee has an unrestricted right to receive the amount of such cash payment. The timing of such income recognition will depend upon the specific terms and conditions of the cash award.

Other Stock Based Awards.  Awards may be granted under the Stock Plan that do not fall clearly into the categories described above. The federal income tax treatment of these awards will depend upon the specific terms of the awards. Generally, the Company will be entitled to a deduction and will be required to withhold applicable taxes with respect to any ordinary income recognized by a grantee in connection with awards made under the Stock Plan.

Section 162(m) of the Code.  Section 162(m) of the Code provides that the deduction by a publicly-held corporation for compensation paid in a taxable year to the chief executive officer and the four other most highly compensated executive officers of the corporation is limited to $1 million for each individual officer. For purposes of Section 162(m), compensation which is performance-based is not counted as subject to the deductibility limitation.  Income pursuant to Options and SARs having an exercise price or base value equal to the Fair Market Value of the shares of the Company’s Common Stock on the date of grant and Performance Units is intended to be fully deductible by the Company, by qualifying such income as performance-based compensation and, therefore, exempt from the limitations of Section 162(m). Income pursuant to Restricted Stock and other awards under the Stock Plan would be subject to the deductibility limitations of Section 162(m).

Shareholder Vote

The listing requirements of the NYSE require that the shareholders of the Company approve the Stock Plan.  The affirmative vote of the holders of at least a majority of the shares of Common Stock of the Company present and entitled to vote at the Annual Meeting is required for adoption of this proposal.  With respect to the approval of the Stock Plan, broker non-votes will not be considered present at the Annual Meeting.

The Board of Directors recommends the shareholders vote “For” the proposed RLI Corp. Omnibus Stock Plan.

Corporate Governance and Board Matters

Corporate Governance Principles.  The Company is committed to having sound corporate governance principles that are designed to ensure that the Board exercises reasonable business judgment in discharging its obligations to the Company and its shareholders. Corporate governance practices also help to ensure that full and transparent disclosures are made to the Company’s shareholders and the SEC.

The Company’s published Corporate Governance Guidelines, which are publicly available on the Company’s website under Investors at www.rlicorp.com, and are available in print to any shareholder who requests it, outline the directors’ responsibilities, which include attendance at shareholder, Board and committee meetings. Each member of the Board attended the 2004 Annual Meeting of Shareholders and was available to respond to appropriate questions from the shareholders.

The Board is required under the NYSE rules to affirmatively determine the independence of each independent director and to disclose such determination in the proxy statement for each Annual Meeting of Shareholders of the Company. The Board has established guidelines to assist it in making this determination, which incorporate all of the NYSE independence standards. Only independent directors serve on the Company’s Audit Committee, Executive Resources Committee and Nominating/Corporate Governance Committee.

The Company has developed an orientation process that encourages new directors to attend a director seminar in their first year as a director. Each year, certain of the incumbent directors are requested to attend an accredited director seminar selected by the Company.

Director Independence Standards.  It is the policy of the Board of Directors of the Company that a majority of its members be independent. To be considered independent under the NYSE Listing Standards, the Board must affirmatively determine that a director or director nominee (collectively referred to as “director”) has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Board examines the independence of each of its members once per year, and again if a member’s outside affiliations change substantially during the year. With the exception of the Chairman of the Board and the President & CEO, the Board has affirmatively determined that each director is independent within the meaning of the NYSE Listing Standards and the Company’s Director Independence Standards.

The Board has established the following categorical standards to assist it in determining director independence:

(a)                                  A Director will not be independent if:

(i)                                     the Director is, or has been within the last three years, an employee of RLI, or an immediate family member of the Director is, or has been within the last three years, an executive officer of RLI;

(ii)                                  the Director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from RLI, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

(iii)                               (A) the Director or an immediate family member is a current partner of a firm that is RLI’s internal or external auditor; (B) the Director is a current employee of such a firm; (C) the Director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the Director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on RLI’s audit within that time;

(iv)                              the Director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of RLI’s present executive officers at the same time serves or served on that company’s compensation committee; or

(v)                                 the Director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, RLI for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

(b)                                 The following commercial and charitable relationships will not be considered to be material relationships that would impair a Director’s independence:

(i)                               if a Director, or an immediate family member of the Director, is an executive officer, director, employee or holder of an equity interest of a company that has made payments to, or received payments from, RLI for property or services in an amount which, in the last fiscal year, do not exceed the greater of $1 million, or 2% of such other company’s consolidated gross revenues;

(ii)                            if a Director, or an immediate family member of the Director, is an executive officer, director, employee or holder of an equity interest of a company that is indebted to RLI, or to which RLI is indebted, and the total amount of either company’s indebtedness to the other does not exceed the greater of $1 million, or 2% of such other company’s total consolidated assets;

(iii)                         if a Director, or an immediate family member of the Director, is an executive officer, director or employee of a company in which RLI owns an equity interest, and the amount of RLI’s equity interest in such other company does not exceed the greater of $1 million, or 2% of such other company’s total shareholders equity;

(iv)                        if a Director, or an immediate family member of the Director, is a holder of an equity interest of a company of which a class of equity security is registered under the Securities Exchange Act of 1934, as amended, and in which RLI owns an equity interest;

(v)                           if a Director, or an immediate family member of the Director, is an executive officer, director, employee or holder of an equity interest of a company that owns an equity interest in RLI; and

(vi)                        if a Director, or an immediate family member of the Director, serves as an officer, director or trustee of a tax exempt organization, and the contributions from RLI to such tax exempt organization in the last fiscal year do not exceed the greater of $1 million, or 2% of such tax exempt organization’s consolidated gross revenues. (RLI’s automatic matching of employee charitable contributions will not be included in the amount of RLI’s contributions for this purpose.)

(c)                                  For relationships not covered by the standards in subsection (b) above, the determination of whether the relationship is material or not, and therefore whether the Director would be independent or not, shall be made by the Directors who satisfy the independence standards set forth in subsections (a) and (b) above.  RLI is required to explain in its proxy statement the basis for any Board determination that a relationship was immaterial, despite the fact that it did not meet the categorical standards of immateriality set forth in subsection (b) above.

Board Independence Status

Director	Independent	Non-Management	Management
John T. Baily	X
Richard H. Blum	X
Jordan W. Graham	X
Gerald I. Lenrow	X
Charles M. Linke	X
F. Lynn McPheeters	X
Jonathan E. Michael			X
Gerald D. Stephens		X
Edward F. Sutkowski	X
Robert O. Viets	X

Director Nomination Policy. The Nominating/Corporate Governance Committee of the Company considers director candidates based upon a number of qualifications, including their independence, knowledge, judgment, integrity, character, leadership, skills, education, experience, financial literacy, standing in the community, ability to foster a diversity of backgrounds and views and to complement the Board’s existing strengths. Specifically, the Nominating/Corporate Governance Committee seeks directors who have demonstrated ethical and successful careers. Directors with insurance and accounting backgrounds are particularly desirable. Certain backgrounds giving rise to actual or perceived conflicts of interest are undesirable. The Nominating/Corporate Governance Committee conducts an annual assessment of the composition of the Board and its committees and reviews the appropriate skills and characteristics required of Board members. The Nominating/Corporate Governance Committee relies upon recommendations from a wide variety of its business contacts, including current executive officers, directors, community leaders, and shareholders as sources for potential director candidates, but may also utilize third party search firms if so desired.

The Nominating/Corporate Governance Committee will consider qualified director candidates recommended by shareholders. Any shareholder may recommend nominees for director by writing to the Corporate Secretary of the Company at 9025 N. Lindbergh Drive, Peoria, Illinois 61615, giving the candidate’s name, biographical data and qualifications. Any such recommendation should be accompanied by a written statement from the candidate of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director.

Code of Conduct.  The Company has adopted a Code of Conduct, which is designed to help directors and employees resolve ethical issues in an increasingly complex global business environment. The

Code of Conduct applies to all directors and employees, including the Chief Executive Officer, the Chief Financial Officer, the Controller and any other employee with any responsibility for the preparation and filing of documents with the SEC. The Code of Conduct covers topics including, but not limited to, conflicts of interest, confidentiality of information, and compliance with laws and regulations. A copy of the Code of Conduct is available at the Company’s website under Investors at www.rlicorp.com and is available in print to any shareholder who requests it. The Company may post amendments to or waivers of the provisions of the Code of Conduct, if any, made with respect to any of our directors and executive officers on that website. Please note, however, that the information contained on the website is not incorporated by reference in, or considered to be a part of, this document.

Shareholder and Interested Parties Communications.  Any shareholder or other interested party who desires to communicate with the Company’s Presiding Director or any of the other members of the Company’s Board of Directors may do so electronically by sending an email to the following address: Presiding_Director@rlicorp.com. Alternatively, a shareholder or other interested party may communicate with the Presiding Director or any of the other members of the Board by writing to: Presiding Director, RLI Corp. 9025 N. Lindbergh Drive, Peoria, Illinois 61615. Communications may be addressed to the Presiding Director, an individual director, a Board Committee, the non-management directors or the full Board. Communications received by the Presiding Director will then be distributed to the appropriate directors. Solicitations for the sale of merchandise, publications or services of any kind will not be forwarded to the directors.

Certain Relationships and Related Transactions.   During 2004, the Company licensed software from SS&C Technologies, Inc. (“SSC”) of which Michael J. Stone, President & COO of the Company’s principal insurance subsidiaries, is a shareholder and his brother is the President, Chairman, CEO and a shareholder. The Company paid SSC $28,025 (an additional $39,570 was billed in November and paid in January, 2005) for software licensing and maintenance fees and believes such fees were made on terms at least as favorable as would have been available from other parties. The Company expects to continue its dealings with SSC in 2005.

Committees of the Board of Directors

The Board has four standing committees: Audit, Executive Resources, Finance and Investment and Nominating/Corporate Governance. The Audit, Executive Resources and Nominating/Corporate Governance Committees are composed solely of independent directors in compliance with the NYSE Listing Standards. Commencing in 2004, the terms of each Committee Chair shall not exceed five (5) years. Charters for each committee are available on the Company’s website under Investors at www.rlicorp.com.

Audit Committee. The Company’s Audit Committee, composed exclusively of independent directors, met nine times in 2004 to consider the outside audit firm relationship and to discuss the planning of the Company’s annual outside audit and its results. The Committee also monitored the Company’s management of its exposures to risk of financial loss, assessed the auditors’ performance, reviewed the adequacy of the Company’s internal controls, the extent and scope of audit coverage, monitored selected financial reports and selected the Company’s Independent Registered Public Accounting Firm.

Fees for services rendered by KPMG LLP (“KPMG”), the Company’s Independent Registered Public Accounting Firm, for the past two fiscal years for each of the following categories of services, are set forth below:

	Fiscal Year		Fiscal Year
	2004		2003
	(Dollars in thousands)

Audit Fees		$620,000		$453,205
Audit-Related Fees		$30,912		$102,594
Tax Fees
Tax Compliance	$	- 0 -	$	- 0 -
Other Tax Services	$	- 0 -	$	- 0 -
All Other Fees	$	- 0 -	$	- 0 -

Total Fees		$650,912		$555,799

Audit fees relate to professional services rendered for the audit of the consolidated financial statements of the Company, audits of the financial statements of certain subsidiaries and certain statutory audits, the issuance of comfort letters and consents, assistance with review of documents filed with the SEC, including attestation as required under Section 404 of the Sarbanes-Oxley Act.

Audit-related fees consist of audits of financial statements of employee benefit plans (2003 only) and fees billed relative to assistance provided in documenting internal control policies and procedures over financial reporting performed prior to May 6,

2004 (these services are not the primary basis for management’s assessment over internal control of financial reporting).

The Audit Committee is responsible for approving every engagement of KPMG to perform audit or non-audit services on behalf of the Company or any of its subsidiaries before KPMG is engaged to provide those services.  The Audit Committee considered the effects that the provision of non-audit services may have on the Company’s Independent Registered Public Accounting Firm services.

The Board of Directors annually determines the financial literacy of the members of the Audit Committee pursuant to the Corporate Governance Standards of the Listed Company Manual of the NYSE. The Board has determined that each member of the Audit Committee is independent and financially literate, and that one or more members possess accounting or related financial management expertise. The Board of Directors has further determined that each of Messrs. Baily, Lenrow, McPheeters and Viets is an audit committee financial expert as defined by the SEC.

Mr. Baily serves as either a member or chair of the audit committee of four public companies including the Company. After examination of Mr. Baily’s extensive accounting experience and considering his retirement from full-time employment, the Board determined that such simultaneous service would not impair his ability to effectively serve on the Audit Committee.

Messrs. Baily, Lenrow (Chairman), McPheeters and Viets are members of the Committee.

Executive Resources Committee.  The Company’s Executive Resources Committee, composed exclusively of independent directors, met five times in 2004 to evaluate and recommend salaries and other compensation incentives of the President & Chief Executive Officer and certain key executive officers of the Company. The Committee also reviews and evaluates the President’s personal goals, management development and succession planning and the Company’s deferred compensation, stock option, pension and medical programs.

Messrs. Blum, Graham, Lenrow, Linke, Sutkowski and Viets (Chairman) are members of the Committee.

Finance and Investment Committee.   The Company formed a Finance and Investment Committee in February, 2005, composed of independent, management and non-management directors to oversee the Company’s investment and corporate finance transactions, policies and guidelines, which includes reviewing investment performance, investment risk management exposure, and the Company’s capital structure.

Messrs. Graham, Lenrow, Linke, Michael (Chairman), Stephens, Sutkowski and Viets are members of the Committee.

Nominating/Corporate Governance Committee. The Company’s Nominating/Corporate Governance Committee, composed exclusively of independent directors, met three times in 2004 to monitor current and emerging corporate governance principles and procedures for the Board. The Committee counsels the Board with respect to Board and Committee organization, compensation, membership, function, and Board and Committee performance assessments, individually and collectively. The Committee identifies and reviews qualified individuals as potential new director candidates.

Messrs. Baily, Blum, McPheeters (Chairman) and Sutkowski are members of the Committee.

Committee Membership

Director	Audit	Executive Resources	Finance and Investment	Nominating/ Corporate Governance
John T. Baily	X			X
Richard H. Blum		X		X
Jordan W. Graham		X	X
Gerald I. Lenrow	X*	X	X
Charles M. Linke		X	X
F. Lynn McPheeters	X			X*
Jonathan E. Michael			X*
Gerald D. Stephens			X
Edward F. Sutkowski		X	X	X*
Robert O. Viets	X	X*	X

* Chair of Committee

Board Meetings and Compensation

Meetings. During the year 2004, five meetings of the Board of Directors were held. No director attended fewer than 75% of the aggregate number of meetings of the Board and Board committees on which he served. In connection with each Board meeting, the independent, non-management and management directors meet in

Executive Session. At least once a year, the independent directors meet in Executive Session without non-management and management directors. Effective February 4, 2004, Mr. Blum was elected the Presiding Director of the Executive Session until the 2005 Annual Meeting of Shareholders.

Director Compensation. As of January, 2004, all nonemployee directors of the Company were compensated at the rate of $20,000 per year and paid $1,100 for each Board meeting attended, $1,100 for each Committee meeting of the Board attended, and $1,100 for each Committee meeting of the Board chaired. Effective May 7, 2004, all nonemployee directors of the Company are compensated at the rate of $20,000 per year and paid $1,500 for each Board meeting attended, $1,500 for each Committee meeting of the Board attended (excluding the Audit Committee), $2,000 for each Audit Committee meeting of the Board attended, $5,000 per year for the Chairman of each of the Nominating/Corporate Governance and Executive Resources Committees and $10,000 per year for the Chairman of the Audit Committee. Effective May 7, 2004, each nonemployee director receives an annual $30,000 stock grant, in accordance with the Director Stock Plan. Directors are also reimbursed for actual travel and related expenses incurred and are provided a travel accident policy funded by the Company.

During 2004, Gerald D. Stephens, the Chairman of the Board, was also an employee of the Company and was paid a base salary of $50,000. In addition to Mr. Stephens’ base salary, he also participated in the MVP Plan, ESOP, 401k Plan, ISOP and an individualized Key Plan. Mr. Stephens earned $725,463 under the MVP Plan for fiscal year 2004.  The amount accrued during fiscal year 2004 and paid to Mr. Stephens in 2005 pursuant to the MVP Plan was $457,462, representing 40% of his total memo bank account. A balance of $686,192 remains in Mr. Stephens’ memo bank account, which may be payable to Mr. Stephens’ in future years under the MVP Plan. Also in 2004, Mr. Stephens received a $21,873 cash contribution in the ESOP and a $10,926 cash contribution in the 401k Plan, incentive stock options to purchase 3,600 shares of Common Stock, 1,800 at $40.39 per share and 1,800 at $34.55 per share and no shares allocated to Mr. Stephens pursuant to the Key Plan.  Beginning in 2005, Mr. Stephens will receive compensation aggregating $200,000 per year, which Mr. Stephens may allocate, in his discretion, among the various forms of employee compensation offered by the Company, including, but not limited to salary, ESOP, 401k, airplane, automobile and health and welfare benefit plans.   No allocations will be made to Mr. Stephens’ account under the MVP Plan or the Key Plan for future years.  In addition, Mr. Stephens will be eligible to receive reimbursement for customary business expenses and his current balances under all the plans in which he participates, including but not limited to the MVP Plan.

Stock Option Plan For Outside Directors. The Director Plan provides for the grant of an option to purchase 3,000 shares of the Company’s Common Stock to each newly elected or appointed nonemployee director. In addition, effective the first business day in February of each year, each nonemployee director is annually granted an option to purchase 1,800 shares of the Company’s Common Stock under the Director Plan. If the Company earns more than its cost of capital as provided under its MVP Plan in each respective year, each nonemployee director is granted an option to purchase 1,800 additional shares of the Company’s Common Stock under the Director Plan, effective the first business day in February of the succeeding year. Since the Company earned more than its cost of capital in 2003 pursuant to the MVP Plan with respect to 2003, an option to purchase 1,800 additional shares of the Company’s Common Stock was granted to each nonemployee director in February, 2004. Furthermore, the exercise price of each option granted is an amount equal to the Fair Market Value of such option share on the grant date, and all options granted provide for one-third annual vesting over a period of three years. In the event of a nonemployee director’s death, disability or termination of status as a nonemployee director, all options granted become fully vested. Effective May 7, 2004, no future options will be granted to nonemployee directors under the Director Plan.

Nonemployee Directors’ Stock Plan.  The Director Stock Plan provides each newly elected or appointed nonemployee director to receive a stock grant having a Fair Market Value equal to $30,000.  It further provides each nonemployee director to receive an annual stock grant having a Fair Market Value equal to $30,000 (“Annual Fee”).   For each fiscal quarter ending during the fiscal year, the Company will issue to each nonemployee director a stock grant having a Fair Market Value equal to one-fourth of the Annual Fee (“Quarterly Fee”) such that the number of shares of Common Stock subject to such stock grant will be equal to the number determined by dividing the Quarterly Fee by the Fair Market Value of a share of Common Stock on the date of grant.

The Director Stock Plan was approved by the shareholders on May 6, 2004, and the 2004 Annual Fee was made in two grants, each one-half of the Annual Fee for the quarters ending September 30, 2004 and December 31, 2004.

Effective May 5, 2005, no future grants will be awarded to nonemployee directors under the Director Stock Plan if the Stock Plan is approved by the shareholders.

Director Deferred Compensation Plan. Prior to the beginning of each year, a nonemployee director may elect to defer the compensation otherwise payable to the director during the succeeding year pursuant to the Deferred Plan. Under the Deferred Plan, the Company must transfer to a bank trustee, under an irrevocable trust established by the Company, such number of shares as are equal to the compensation as earned and deferred during the referent year. Dividends on these shares are reinvested quarterly under the Company’s Dividend Reinvestment Plan. In general, Deferred Plan benefits are distributable beginning when the director’s status terminates.

Audit Committee Report

The following report by the Audit Committee is required by the rules of the SEC to be included in this Proxy Statement and shall not be considered incorporated by reference in other filings by the Company with the SEC.

The Audit Committee of the Company’s Board of Directors is composed of four independent directors and operates under a written charter adopted by the Board of Directors, which is attached to this Proxy Statement as Exhibit B. The Board of Directors believes that the Audit Committee’s current composition satisfies the NYSE rules governing audit committee composition and that each of the members of the Audit Committee is independent for purposes of the NYSE Listing Standards and the rules of the SEC. The Board of Directors has further determined that each of Messrs. Baily, Lenrow, McPheeters and Viets is an audit committee financial expert as defined by the SEC.

The Committee reviews the internal audit function of the Company, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the Independent Registered Public Accounting Firm.

The Committee selects the Company’s Independent Registered Public Accounting Firm and provides assistance to the members of the Board of Directors in fulfilling their oversight functions of the financial reporting practices, including satisfying obligations imposed by Section 404 of the Sarbanes-Oxley Act, and financial statements of the Company. It is not the duty of the Committee, however, to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with U.S. generally accepted accounting principles. The Company’s Independent Registered Public Accounting Firm are responsible for planning and conducting audits, and the Company’s management is responsible for determining that the Company’s financial statements are complete and accurate and in accordance with U.S. generally accepted accounting principles.

The Committee received reports and reviewed and discussed the audited financial statements with management and the Independent Registered Public Accounting Firm. The Committee also discussed with the Independent Registered Public Accounting Firm the Section 404 obligations and matters required to be discussed by Statement on Auditing Standards No. 61. The Company’s Independent Registered Public Accounting Firm also provided to the Committee the written disclosures and letter required by the Independence Standards Board Standard No. 1. The Committee discussed with the Independent Registered Public Accounting Firm that firm’s independence and any relationships that may impact that firm’s objectivity and independence.

Based on the Committee’s discussion with and reports from management and its Independent Registered Public Accounting Firm and the Committee’s reliance on the representation of management that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, the Committee recommended to the Board of Directors that the audited financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as filed with the SEC.

Members of the Audit Committee

Gerald I. Lenrow, Chairman

John T. Baily

F. Lynn McPheeters

Robert O. Viets

Executive Resources Committee Report

The following report by the Executive Resources Committee is required by the rules of the SEC to be included in this Proxy Statement and shall not be considered incorporated by reference in other filings by the Company with the SEC.

General. The Executive Resources Committee is responsible for determining specific compensation levels of certain executive officers. The Company aims to offer total compensation packages that attract, retain and motivate high quality executives and that reward executives for Company profitability and the enhancement of shareholder value. The Company’s executive compensation is composed of base salary, MVP Bonus, long-term incentive compensation and benefits.   No executive officer has a severance agreement that would reward him upon departure from the Company.

   Total annual cash compensation consists of base salary and cash payouts under the MVP Plan.   Long-term incentive compensation consists of stock options and participation in the Company’s ESOP and 401k Plan.   Other than base salary and benefits, all of these components of our executive compensation program vary with both corporate and individual performance.

Base Salary. The Executive Resources Committee sets base salary ranges for certain executive officer positions based on publicly accessible executive compensation data from a group of comparable insurance companies. Actual salaries, which consider individual performance and job content in the context of these ranges, are targeted to fall within these ranges of salaries offered in the Company’s competitive market. The Executive Resources Committee monitors the factors described above and periodically approves changes in base salary for executive officers.

MVP Bonus. The Company pays annual cash bonuses to certain executive officers and Gerald D. Stephens, Chairman of the Board, based upon provisions of the MVP Plan, adopted by the shareholders in 1996, and reapproved by the shareholders in 2002. Effective January 1, 2005, Mr. Stephens will not receive any allocations with respect to future years under the MVP Plan.  The MVP Plan rewards participants for earnings in excess of the Company’s cost of capital. The MVP Plan thus encourages participants to manage and allocate Company capital to investments and products that produce income in excess of the cost of capital, thereby enhancing the potential for appreciation of shareholder value.

Under the MVP Plan, the total annual bonus pool for the Company, if any, is based upon the Company’s actual return on capital in excess of its cost of capital. The Executive Resources Committee approves the cost of capital at the beginning of each year.    In 2004, the Company’s return exceeded its cost of capital by $46.6 million.   Accordingly, under the MVP Plan, a total annual bonus pool in the amount of $3.6 million was available for individual bonuses.  The Executive Resources Committee establishes each executive’s share of the MVP pool at the beginning of each year taking into account studies of bonus compensation in the Company’s competitive market and the executive officer’s job content and individual performance.   The Executive Resources Committee approved awards for executive officers for 2004 after reviewing the Company’s 2004 results and calculation of the MVP Bonus Pool under the Plan. A memo bank account is established for each participant in the MVP Plan, and the participant’s allocated percentage of the MVP Bonus Pool for each year (whether a positive or negative amount) is annually credited to each participant’s account without limitation. Once a year, an interest factor is credited to positive balances and 40 percent of each participant’s positive account balance, if any, is paid out. The remaining positive balance or any negative balance is rolled into the next year and is adjusted by subsequent MVP Plan results.

Deferred Plan.  Under the Company’s Deferred Plan, executive officers may elect to defer compensation otherwise payable to them.   Under the Deferred Plan, the Company transfers to a bank trustee under an irrevocable trust established by the Company such number of shares of Common Stock of the Company as are equal to the compensation earned and deferred by the executive officer.

Stock Options. Stock options, both qualified and non-qualified, awarded pursuant to the ISOP are another important element of the Company’s compensation philosophy. The Company believes options serve as incentives to executives to maximize the long-term growth and profitability of the Company, which will be reflected in the Company’s stock price. Under the ISOP, options may not be granted for less than Fair Market Value of the Company’s Common Stock on the date of grant, so that recipients will recognize value from the grants only if the Common Stock price increases in the future. Furthermore, all options granted provide for 20 percent annual vesting over a period of five years. In the event of a recipient’s termination of employment with the Company on or after age sixty-five, or a recipient’s death or disability, all options granted become fully vested.  The number of options an executive officer receives is based on a subjective assessment of the executive officer’s individual performance and anticipated future contributions to the Company.

Omnibus Stock Plan.  Subject to approval of the Omnibus Stock Plan by the shareholders, certain employees, officers, consultants and directors of the Company will be eligible to receive long-term incentives in a variety of forms including nonqualified stock options, incentive stock options, stock appreciation rights, performance units, restricted stock awards, and other stock based awards.   The purpose of the Omnibus Stock Plan is to promote the interests of the Company and its shareholders by providing key personnel of the Company with an opportunity to acquire a proprietary interest in the Company and reward them for achieving a high level of corporate performance, thereby developing a stronger incentive to put forth maximum effort for the continued success and growth of the Company.   The Executive Resources Committee believes that the grant of awards, the value of which is related to the value of the Company’s Common Stock, aligns the interests of the Company’s employees, executive officers and directors with its shareholders.

ESOP. The Company’s ESOP also offers a valuable way of aligning the interests of its employees, including executive officers, with those of its shareholders on a long-term basis.

Pursuant to the ESOP, the Company may make annual cash contributions that are used to purchase Common Stock on behalf of the Company’s employees, including executive officers. All employees, including executive officers, may receive an annual contribution of up to 12 percent of wages (limited to $25,200). The ESOP vests 100% at the end of five years.

401k Plan. Effective January 1, 2004, the Company adopted a 401k Plan in which all employees, including executive officers, scheduled to work 1,000 or more hours per year are entitled to participate. All participants receive an annual contribution of three percent of eligible wages, which is immediately vested. Additionally, the Company may make discretionary profit sharing contributions to the 401k Plan, which are allocated in proportion to compensation and vest 100% at the end of five years. Participants are also entitled to make their own contributions to the 401k Plan.

Other Benefits.  Executive officers are entitled to use the Company’s airplane for their personal benefit and are reimbursed for their personal legal expenses, in each case subject to a limit based on a percentage of each executive officer’s base salary.   Additionally, the Company pays the dues for executive officers’ membership in country or luncheon clubs.  Messrs. Michael, Stephens and Stone are provided with the use of an automobile for business purposes.   The executive officers are also reimbursed for any taxes arising out of the receipt of certain of these benefits.   Executive officers also participate in benefit arrangements which are available to most of the Company’s employees, including health and welfare benefit plans and pension plans.

Chief Executive Officer. The Chief Executive Officer is evaluated by the Executive Resources Committee each year.   Mr. Michael was evaluated on the overall performance of the Company and on a broad range of factors relative to the Company’s financial strength and performance.   This review includes a comparison of the Company’s performance to other companies engaged in the insurance industry.   These factors are given relatively equal weight by the Executive Resources Committee in evaluating Mr. Michael’s compensation.   The Executive Resources Committee believes that the Company’s performance in 2004 reflects Mr. Michael’s effective strategic direction and leadership.   The Company’s net earnings results for 2004 of $73.0 million exceeded all prior annual net earnings.   Furthermore, the Company’s underwriting profit for 2004 of $39.9 million exceeded the Company’s 2003 underwriting profit, and gross premiums written for 2004 of $752.6 million exceeded gross premiums written in 2003.   Mr. Michael’s annual base salary effective May 1, 2004, was $450,000, his cash payout under the MVP Plan for 2004 was $813,615 and Mr. Michael was granted options to purchase 60,000 shares of Common Stock at an exercise price of $35.08 in 2004.  Policies with respect to the Chief Executive Officer are the same as those discussed for executive officers generally except that, in addition to the ESOP and 401k Plan, Mr. Michael is eligible to participate in an individualized Key Plan. Under the Key Plan, the Company makes annual cash contributions which are used to purchase Company stock held in a trust it maintains for Mr. Michael’s benefit in an amount equal in value to the excess of the contribution allowable to him under the ESOP and 401k Plan (determined without regard to any limitations on compensation imposed by the Internal Revenue Code), over the contribution actually made for him under the ESOP and 401k Plan (determined with regard to such limitations).

Internal Revenue Code Section 162(m). The Company intends that total compensation, including bonuses awarded pursuant to the MVP Plan, will satisfy the conditions necessary for deductibility by the Company under Section 162(m) of the Internal Revenue Code, which limits the ability of the Company to deduct any compensation in excess of $1,000,000 per year for federal income tax purposes unless such conditions are met.

Members of the Executive Resources Committee

Robert O. Viets, Chairman

Richard H. Blum

Jordan W. Graham

Gerald I. Lenrow

Charles M. Linke

Edwin S. Overman

Edward F. Sutkowski

Executive Management Compensation

Executive Officers. The following information is provided as to each current executive officer of the Company:

		Executive
	Position	Officer
Name and Age	with Company	Since

Joseph E. Dondanville	Senior Vice President, Chief Financial Officer	1992
Age 48

Camille J. Hensey	Vice President and Corporate Secretary	1987
Age 63

Aaron H. Jacoby	Vice President, Corporate Development
Age 34 (1)		2003

Jonathan E. Michael	President & Chief Executive Officer and Director	1985
Age 51

Mary Beth Nebel	Vice President and General Counsel	1994
Age 48

Michael J. Stone	President &Chief Operating Officer of the Company’s principal insurance subsidiaries	1997
Age 56

(1)                                  Mr. Jacoby joined the Company as Director, Corporate Development, in November of 2001, was promoted to Treasurer in August of 2003, and promoted to Vice President, Corporate Development in August, 2004. Previously he was a manager in the Transactions Services Group of Pricewaterhouse Coopers from 1998 until February 2000. He was Director, Corporate Development, for InLight, Inc., a healthcare services company, until October 2000, when he rejoined PricewaterhouseCoopers in March 2001 as a Director in the Transactions Services Group.

Summary Compensation Table. The aggregate compensation earned from the Company and its subsidiaries during the last three fiscal years is expressed below for the Company’s President & Chief Executive Officer and the other four most highly compensated executive officers.

	ANNUAL COMPENSATION						LONG-TERM COMPENSATION
							AWARDS
AME and PRINCIPAL POSITION	YEAR	SALARY ($)		BONUS ($)		OTHER ANNUAL COMPENSATION($)(1)	SECURITIES UNDERLYING OPTIONS (#)(2)	ALL OTHER COMPENSATION($)(3)
Jonathan E. Michael	2004	441,667		813,615	(4)	24,354	60,000	139,344
President & Chief	2003	415,000		380,001	(4)	18,646	60,000	68,159
Executive Officer	2002	388,333	(5)	0	(4)	10,488	60,000	64,483

Michael J. Stone	2004	313,073		485,319	(4)	23,337	40,000	34,389
President & Chief	2003	298,000	(5)	273,357	(4)(5)	17,069	40,000	32,215
Operating Officer of the Company’s principal insurance subsidiaries	2002	281,201	(5)	0	(4)	20,595	48,000	32,803

Joseph E. Dondanville	2004	217,700		331,780	(4)	12,020	28,000	34,389
Senior Vice President,	2003	207,000		212,319	(4)(5)	15,137	28,000	32,215
Chief Financial Officer	2002	196,314		0	(4)	10,745	32,000	32,198

Mary Beth Nebel	2004	155,333		49,080		1,744	4,000	34,389
Vice President and	2003	144,000		57,765		547	5,000	30,005
General Counsel	2002	136,307		42,280		4,271	6,000	32,803

Camille J. Hensey	2004	129,003		46,323		6,612	4,000	30,704
Vice President and	2003	123,405		54,027		5,110	4,000	25,724
Corporate Secretary	2002	118,457		36,300		4,256	5,000	28,755

(1)                                  The amounts shown include the value of all perquisites received by the individuals named in the table, even though the rules of the Securities and Exchange Commission would allow us to exclude these amounts.   The principal benefits include personal use of airplane, personal legal expenses and country or luncheon club memberships.   Messrs. Michael and Stone’s figures include use of an automobile for business purposes.   The amounts also include reimbursement of taxes arising out of the receipt of certain of these benefits.

(2)                                  Twenty percent of each option grant becomes exercisable one year after the date of the grant and each year thereafter in 20% increments. Such options lapse at the end of the 10-year period beginning on the grant date.

(3)                                  Represents the value of Company contributions to the ESOP and 401k Plan on behalf of the named executive officers. In the case of Mr. Michael, the amounts also include shares allocated to him under his Key Plan as follows: 1,263 shares in respect to 2004; 1,511 shares in respect to 2003; 377 shares in respect to 2002. In general, benefits are distributable to Mr. Michael when his employment terminates. Under the Key Plan, the Company must transfer to the trustee under an irrevocable trust maintained by the Company for the benefit of Mr. Michael such number of shares as are equal in value to the excess of (a) the contribution allocable to him under the ESOP and 401k Plan determined without regard to any limitation on compensation imposed by the Internal Revenue Code, over (b) the contribution actually allocable to him under the ESOP and 401k Plan determined with regard to any limitation on compensation imposed by the Internal Revenue Code. The total value of Mr. Michael’s Key Plan benefits as of December 31, 2004, was $1,294,240.38.

(4)                                  Amounts represent compensation accrued during fiscal year 2004 and paid in 2005 pursuant to the Company’s MVP Plan, exclusive of the following additional amounts which may be payable to such individuals in future years under the MVP Plan: Mr. Michael $1,220,424; Mr. Stone $727,979; and Mr. Dondanville $497,670. Messrs. Dondanville and Stone’s 2003 bonus amounts include a one-time discretionary bonus of $50,000 each in recognition of the valuable services they rendered in connection with the 2002 equity offering. Plan year 2002 resulted in negative memo bank accounts carried forward for the following named executive officers: Mr. Michael ($819,949); Mr. Stone ($503,578); and Mr. Dondanville ($302,183). Memo bank accounts refer to the earned but unpaid balances, which can be positive or negative, associated with the MVP Plan.

(5)                                  Includes amounts voluntarily deferred under the Deferred Agreement. The Deferred Agreement allows executive officers to defer portions of current base salary and bonus compensation otherwise payable during the year.

Option Grants in Last Fiscal Year. The following table shows information regarding grants of stock options made to the named executive officers under the ISOP during the fiscal year ended December 31, 2004. The amounts shown for each of the named executive officers as potential realizable values are based on arbitrarily assumed annualized rates of stock price appreciation of five percent and 10 percent over the full 10-year term of the options, which would result in stock prices of approximately $57.14 and $90.99, respectively. The amounts shown as potential realizable values for all shareholders represent the corresponding increases in the market value of 25,315,854 outstanding shares of the Company’s Common Stock held by all shareholders as of December 31, 2004, which would total approximately $1,446,588,998 and $2,303,451,215, respectively. No gain to the optionees is possible without an increase in stock price, which will benefit all shareholders proportionately. These potential realizable values are based solely on arbitrarily assumed rates of appreciation required by applicable SEC regulations. Actual gains, if any, on option exercises and common stock holdings are dependent on the future performance of the Company’s Common Stock. There can be no assurance that the potential realizable values shown in this table will be achieved.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					If Stock At $57.14	If Stock At $90.99
Name	Number of Securities Underlying Options Granted (#)(1)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)(2)	Expiration Date	5%($)(3)	10%($)(3)
All Shareholders’ Stock Appreciation					1,446,588,998	2,303,451,215
Jonathan E. Michael	60,000	21.10%	35.08	05/06/14	1,323,697	3,354,509

Michael J. Stone	40,000	14.06%	35.08	05/06/14	882,465	2,236,339

Joseph E. Dondanville	28,000	9.85%	35.08	05/06/14	617,725	1,565,438

Mary Beth Nebel	4,000	1. 41%	35.08	05/06/14	88,246	223,634
Camille J. Hensey	4,000	1. 41%	35.08	05/06/14	88,246	223,634

(1)                                  Each option grant becomes exercisable in 20% increments on the first five anniversaries of the grant date. Such options lapse on the 10th anniversary of the grant date.

(2)                                  The exercise price is the Fair Market Value on the date of grant.

(3)                                  The dollar amounts under these columns are the result of calculations at the 5% and 10% rates dictated by the SEC when the “Potential Realizable Value” alternative is used. These are not intended to be a forecast of the Company’s stock price.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values. The following table sets forth information with respect to the named executive officers concerning the exercise of options during the last fiscal year and unexercised options held on December 31, 2004. Value realized upon exercise is the excess of the Fair Market Value of the underlying stock on the exercise date over the exercise price under the option. Value of unexercised, in-the-money options at fiscal year end is the difference between its exercise price and the Fair Market Value of the underlying stock on December 31, 2004, which was $41.57 per share. These values, unlike the amounts set forth in the column headed “Value Realized,” have not been, and may never be, realized. The underlying options have not been, and may never be, exercised; actual gains on exercise, if any, will depend on the value of the Company’s Common Stock on the date of exercise. There can be no assurance that these values will be realized.

			Number of Securities Underlying Unexercised Options at Fiscal Year End (#)		Value of Unexercised In-the-money Options at Fiscal Year End ($)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Jonathan E. Michael	68,348	1,659,198	184,842	179,200	3,990,409	2,212,133

Michael J. Stone	1,600	50,816	148,450	118,400	3,371,554	1,399,265

Joseph E. Dondanville	4,500	130,725	98,102	82,400	2,150,522	978,411

Mary Beth Nebel	0	0	26,975	15,400	659,034	205,838

Camille J. Hensey	275	9,023	21,436	13,200	526,918	169,958

Equity Compensation Plan Information. The following table provides information as of December 31, 2004, regarding Common Stock that may be issued under the Company’s existing equity compensation plans, including the Director Plan, the Director Stock Plan, the Key Plan, the ISOP, the Deferred Plan, and the Deferred Agreement. Information is included for both equity compensation plans approved and not approved by the Company’s shareholders.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by shareholders (1)	2,058,632(2)	$22.78	1,072,265(3)
Equity compensation plans not approved by shareholders (4)	-0-	0-	(5)
Total	2,058,632	$22.78	1,072,265

(1)     Consists of the Director Plan, Director Stock Plan and the ISOP.

(2)                Includes options to purchase 131,586 shares exercisable under the Director Plan and options to purchase 1,927,046 shares exercisable under the ISOP.

(3)                Includes 879,974 and 192,291 shares available for future issuance under the ISOP and the Director Stock Plan, respectively. The Director Stock Plan currently provides for each newly appointed nonemployee Director to receive a stock grant having a Fair

Market Value equal to $30,000 and further provides for each nonemployee Director to receive a quarterly stock grant having a Fair Market Value equal to one-fourth of the annual Director fee, which is currently $30,000 per year.   Effective May 7, 2004, no further options will be granted under the Director Plan.

(4)                Consists of the Deferred Plan, the Deferred Agreement, and the Key Plan.

(5)                No specific number of shares of the Company’s Common Stock are reserved for future issuance under these plans.  Under the Company’s Deferred Plan and Deferred Agreement, executive officers and directors may elect to defer compensation otherwise payable to them. Under the Deferred Plan and Deferred Agreement, the Company must transfer to a bank trustee, under an irrevocable trust established by the Company, such number of shares of Common Stock as are equal to the compensation earned and deferred. Under the Key Plan, the Company makes annual cash contributions which are used to purchase Common Stock held in a trust it maintains for Mr. Michael and Mr. Stephens’ benefit in an amount equal in value to the excess of the contribution allowable to them under the ESOP (determined without regard to any limitations on compensation imposed by the Internal Revenue Code), over the contribution actually made for them under the ESOP and 401k Plan (determined with regard to such limitations).

Pension Plan. The following table illustrates the estimated annual benefits, which are not subject to any deduction for social security or other offset amount (based on a straight-life annuity payable beginning at age 65, but in no event less than 120 monthly payments), under the Company’s Pension Plan for specified compensation and service levels assuming a participant retired on July 1, 2005, at age 65 after selected years of service:

Average Annual Compensation	Estimated Annual Pension Benefit upon Retirement at July 1, 2005, with Years of Service Indicated
	15 Yrs.	20 Yrs.	25 Yrs.	30 Yrs.	35 Yrs.
$115,000	$21,957	$29,276	$36,595	$43,914	$51,233
130,000	25,355	33,806	42,258	50,709	59,161
145,000	28,752	38,336	47,920	57,504	67,088
160,000	32,150	42,866	53,583	64,299	75,016
175,000	35,547	47,396	59,245	71,094	82,943
190,000	38,945	51,926	64,908	77,889	90,871
205,000	42,342	56,456	70,570	84,684	98,798

Mr. Dondanville’s current covered compensation is $188,263 with 19 years of plan participation; Ms. Hensey’s current covered compensation is $173,935 with 16 years of plan participation; Mr. Michael’s current covered compensation is $189,000 with 20 years of plan participation; Ms. Nebel’s current covered compensation is $183,027 with 14 years of plan participation; and Mr. Stone’s current covered compensation is $189,000 with seven years of plan participation.

Effective January 1, 2004, no new participants are permitted under the Company’s Pension Plan and no credit is given for service after January 15, 2004. Annual benefits will continue to be adjusted for compensation increases, but will be subject to an annual compensation increase cap of five percent.

Common Stock Performance Chart

The following line graph compares the percentage change in the cumulative total shareholder return, including the reinvestment of dividends, on the Company’s Common Stock with a cumulative total return of the S&P Composite 500 Stock Index and the S&P Property and Casualty Index for the period beginning December 31, 1999, through December 31, 2004:

Annualized Compounded Total Return

Comparison of Five Year Cumulative

RLI, S&P 500, S&P P/C Ins Index

Annualized Compounded Total Return

RLI -  21.22%

S&P 500 - (2.30)%

S&P P/C Ins - 12.19%

Assumes $100 invested on December 31, 1999 in

RLI, S&P 500 Index, and S&P P/C Ins Index

with reinvestment of dividends.

There can be no assurance that the Company’s stock performance will continue into the future with the same or similar trends. The Company will neither make nor endorse any predictions as to future stock performance.

The foregoing line graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the 1934 Act, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

PROPOSAL THREE:

Ratification of Selection of Independent Registered Public
Accounting Firm

The Audit Committee has selected KPMG, the Company’s Independent Registered Public Accounting Firm since 1983, to serve as the Company’s Independent Registered Public Accounting Firm for the current fiscal year if their selection is approved by the shareholders. In view of the difficulty and expense involved in changing auditors on short notice, if KPMG is not approved by the shareholders, it is contemplated the appointment for the fiscal year 2005 will be permitted to stand unless the Audit Committee finds other compelling reasons for making a change.   Disapproval of KPMG by the shareholders will be considered an indication to the Audit Committee to select other auditors for the following year.

Representatives of KPMG are expected to be present at the Annual Meeting with the opportunity to make a statement, if they desire, and will be available to respond to appropriate questions from the shareholders.

The Board of Directors recommends the shareholders vote “For” the appointment of KPMG LLP as Independent Registered Public Accounting Firm of the Company for the current year.

Other Business

The Board of Directors knows of no other business to be presented at the Annual Meeting; however, if any other matters do properly come before the meeting, it is intended that the persons appointed as proxies will vote in accordance with their best judgment.

It is important that proxies be voted promptly so the presence of a quorum may be assured well in advance of the Annual Meeting, thus avoiding the expense of follow-up solicitations. Accordingly, even if you expect to attend the Annual Meeting, you are requested to date, execute and return the enclosed proxy in the postage-paid, self-addressed envelope provided. If possible, vote your proxy over the Internet or by telephone using the instructions on your proxy card.

By Order of the Board of Directors

Camille J. Hensey
Vice President and Corporate Secretary

Peoria, Illinois

March 25, 2005

Exhibit A

RLI Corp.

Omnibus Stock Plan

1.                                       Purpose  The purpose of the RLI Corp. Omnibus Stock Plan (the “Plan”) is to promote the interests of the Company and its shareholders by providing key personnel of the Company and its Affiliates with an opportunity to acquire a proprietary interest in the Company and reward them for achieving a high level of corporate performance and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of the Company and its Affiliates.  In addition, the opportunity to acquire a proprietary interest in the Company will aid in attracting and retaining key personnel of outstanding ability.  The Plan is also intended to provide Outside Directors with an opportunity to acquire a proprietary interest in the Company, to compensate Outside Directors for their contribution to the Company and to aid in attracting and retaining Outside Directors.

2.                                       Definitions

2.1                                 The capitalized terms used elsewhere in the Plan have the meanings set forth below.

(a)                                  “Affiliate” means any corporation that is a “parent corporation” or “subsidiary corporation” of the Company, as those terms are defined in Code Sections 424(e) and (f), or any successor provisions, and, for purposes other than the grant of Incentive Stock Options, any joint venture in which the Company or any such “parent corporation” or “subsidiary corporation” owns an equity interest.

(b)                                 “Agreement” means a written contract (i) consistent with the terms of the Plan entered into between the Company or an Affiliate and a Participant and (ii) containing the terms and conditions of an Award in such form and not inconsistent with the Plan as the Committee shall approve from time to time, together with all amendments thereto, which amendments may be unilaterally made by the Company (with the approval of the Committee) unless such amendments are deemed by the Committee to be materially adverse to the Participant and not required as a matter of law.

(c)                                  “Award” or “Awards” means a grant made under the Plan in the form of Restricted Stock, Options, Stock Appreciation Rights, Performance Units, Stock or any other stock-based award.

(d)                                 “Board” means the Board of Directors of the Company.

(e)                                  “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute.

(f)                                    “Committee” means the Executive Resources Committee of the Board, or any other committee of the Board consisting of two or more Non-Employee Directors designated by the Board to administer the Plan under Plan Section 3.1 and constituted so as to permit grants thereby to comply with Exchange Act Rule 16b-3 and Code Section 162(m).

(g)                                 “Company” means RLI Corp., an Illinois corporation, or any successor to all or substantially all of its businesses by merger, consolidation, purchase of assets or otherwise.

(h)                                 “Effective Date” means the date specified in Plan Section 12.1.

(i)                                     “Employee” means an employee (including an officer or director who is also an employee) of the Company or an Affiliate.

(j)                                     “Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time or any successor statute.

(k)                                  “Exchange Act Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, as now in force and in effect from time to time or any successor regulation.

(l)                                     “Fair Market Value” as of any date means, unless otherwise expressly provided in the Plan:

(i)                                     the closing sale price of a Share on such date or on the next business day, if such date is not a business day:

(A)                              as reflected in The Wall Street Journal, or

(B)                                if the Shares shall not have been traded on the New York Stock Exchange for more than ten days immediately preceding such date, on the principal United States Securities Exchange registered under the Exchange Act on which the Shares are listed, or

(C)                                if the Shares are not listed on any such exchange, on the National Association of Securities Dealers, Inc. Automated Quotations National Market System or any system then in use, or

(ii)                                  if clause (i) is inapplicable, the mean between the closing “bid” and the closing “asked” quotation of a Share on the date immediately preceding that date, or, if no closing bid or asked quotation is made on that date, on the next preceding day on which a closing bid and asked quotation is made, on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or

(iii)                               if clauses (i) and (ii) are inapplicable, what the Committee determines in good faith to be 100% of the Fair Market Value of a Share on that date, using such criteria as it shall determine, in its sole discretion, to be appropriate for valuation.

The determination of Fair Market Value shall be subject to adjustment as provided in Plan Section 16.

(m)                               “Fundamental Change” means a dissolution or liquidation of the Company; a sale of substantially all of the assets of the Company; a merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation; or a statutory share exchange involving capital stock of the Company.

(n)                                 “Incentive Stock Option” means any Option designated as such and granted in accordance with the requirements of Code Section 422 or any successor provision.

(o)                                 “Insider” as of a particular date means any person who, as of that date is an officer of the Company as defined under Exchange Act Rule 16a-1(f) or its successor provision.

(p)                                 “Non-Employee Director” means a member of the Board who is considered a non-employee director within the meaning of Exchange Act Rule 16b-3(b)(3) or its successor provision and an outside director for purposes of Code Section 162(m).

(q)                                 “Non-Statutory Stock Option” means an Option other than an Incentive Stock Option.

(r)                                    “Option” means a right to purchase Stock, including both Non-Statutory Stock Options and Incentive Stock Options.

(s)                                  “Outside Director” means a director who is not an Employee.

(t)                                    “Participant” means a person or entity to whom an Award is or has been made in accordance with the Plan.

(u)                                 “Performance Cycle” means the period of time as specified in an Agreement over which Performance Units are to be earned.

(v)                                 “Performance Goals” means the performance goals established by the Committee in connection with the grant of an Award.  In the case of such grants to “covered employees” under Code Section 162(m), the Performance Goals shall be based on specified levels of one or more of the following measures with respect to the performance of the Company or a group, unit, Affiliate or an individual:  specified levels of the Company’s stock price, market share, sales, revenue, premiums, underwriting profit, market value potential, earnings per share, return on equity, costs, cash flow, dividends paid, operating income, return on assets, expense ratios, loss ratios or combined ratios.  Such performance goals shall be set by the Committee within the time period prescribed by Code Section 162(m) and related regulations.

(w)                               “Performance Units” means an Award made pursuant to Plan Section 11.

(x)                                   “Plan” means this RLI Corp. Omnibus Stock Plan, as may be amended and in effect from time to time.

(y)                                 “Restricted Stock” means Stock granted under Plan Section 7 so long as such Stock remains subject to one or more restrictions.

(z)                                   “Retirement” means the retirement of a Participant when the Participant’s age plus years of service equal at least 75.

(aa)                            “Section 16” or “Section 16(b)” means Section 16 or Section 16(b), respectively, of the Exchange Act or any successor statute and the rules and regulations promulgated thereunder as in effect and as amended from time to time.

(bb)                          “Share” means a share of Stock.

(cc)                            “Stock” means the common stock, par value $1.00 per share, of the Company.

(dd)                          “Stock Appreciation Right” means a right, the value of which is determined in relation to the appreciation in value of Shares pursuant to an Award granted under Plan Section 10.

(ee)                            “Subsidiary” means a “subsidiary corporation,” as that term is defined in Code Section 424(f) or any successor provision.

(ff)                                “Successor” with respect to a Participant means the legal representative of an incompetent Participant, and if the Participant is deceased, the estate of the Participant or the person or persons who may, by bequest or inheritance, or pursuant to the terms of an Award, acquire the right to exercise an Option or Stock Appreciation Right or to receive cash and/or Shares issuable in satisfaction of an Award in the event of the Participant’s death.

(gg)                          “Term” means the period during which an Option or Stock Appreciation Right may be exercised or the period during which the restrictions or terms and conditions placed on Restricted Stock or any other Award are in effect.

(hh)                          “Transferee” means any member of the Participant’s immediate family (i.e., his or her children, step-children, grandchildren and spouse) or one or more trusts for the benefit of such family members or partnerships in which such family members are the only partners.

2.2                                 Gender and Number.  Except when otherwise indicated by the context, reference to the masculine gender shall include, when used, the feminine gender and any term used in the singular shall also include the plural.

3.                                       Administration and Indemnification

3.1                                 Administration.

(a)           The Committee shall administer the Plan.  The Committee shall have exclusive power to:

(i)            make Awards,

(ii)           determine when and to whom Awards will be granted, the form of each Award, the amount of each Award, and any other terms or conditions of each Award consistent with the Plan, and

(iii)          determine whether, to what extent and under what circumstances Awards may be settled, paid or exercised in cash, Shares or other Awards, or other property or canceled, forfeited or suspended.  Each Award shall be subject to an Agreement authorized by the Committee.  A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and acts of a majority of the members present at any meeting at which a quorum is present or the acts unanimously approved in writing by all members of the

Committee shall be the acts of the Committee.  Notwithstanding the foregoing, the Board shall have the sole and exclusive power to administer the Plan with respect to Awards granted to Outside Directors.

(b)                                 Solely for purposes of determining and administering Awards to Participants who are not Insiders, the Committee may delegate all or any portion of its authority under the Plan to one or more persons who are not Non-Employee Directors.

(c)                                  To the extent within its discretion and subject to Plan Sections 15 and 16, other than price, the Committee may amend the terms and conditions of any outstanding Award.

(d)                                 It is the intent that the Plan and all Awards granted pursuant to it shall be administered by the Committee so as to permit the Plan and Awards to comply with Exchange Act Rule 16b-3, except in such instances as the Committee, in its discretion, may so provide.  If any provision of the Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 3.1(d), that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict.  To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed void as applicable to Insiders to the extent permitted by law and in the manner deemed advisable by the Committee.

(e)                                  The Committee’s interpretation of the Plan and of any Award or Agreement made under the Plan and all related decisions or resolutions of the Board or Committee shall be final and binding on all parties with an interest therein.  Consistent with its terms, the Committee shall have the power to establish, amend or waive regulations to administer the Plan.  In carrying out any of its responsibilities, the Committee shall have discretionary authority to construe the terms of the Plan and any Award or Agreement made under the Plan.

3.2                                 Indemnification.  Each person who is or shall have been a member of the Committee, or of the Board, and any other person to whom the Committee delegates authority under the Plan, shall be indemnified and held harmless by the Company, to the extent permitted by law, against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act, made in good faith, under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such action, suit or proceeding against such person, provided such person shall give the Company an opportunity, at the Company’s expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person or persons may be entitled under the Company’s Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

4.                                       Shares Available Under the Plan

4.1                                 The number of Shares available for distribution under the Plan shall not exceed 1,500,000 (subject to adjustment pursuant to Plan Section 16).

4.2                                 Any Shares subject to the terms and conditions of an Award under the Plan that are not used because the terms and conditions of the Award are not met may again be used for an Award under the Plan.

4.3                                 Any unexercised or undistributed portion of any terminated, expired, exchanged, or forfeited Award, or any Award settled in cash in lieu of Shares shall be available for further Awards.

4.4                                 If the purchase price of any Shares with respect to an Option is satisfied by delivering Shares to the Company (by either actual delivery or attestation), only the number of Shares delivered to the Participant, net of the Shares delivered to the Company or attested to, shall be deemed delivered for purposes of determining the number of Shares available for further Awards.

4.5                                 For the purposes of computing the total number of Shares granted under the Plan, the following rules shall apply to Awards payable in Shares where appropriate:

a                                          each Option shall be deemed to be the equivalent of the maximum number of Shares that may be issued upon exercise of the particular Option;

b.                                      an Award (other than an Option) payable in some other security shall be deemed to be equal to the number of Shares to which it relates;

c.                                       where the number of Shares available under the Award is variable on the date it is granted, the number of Shares shall be deemed to be the maximum number of Shares that could be received under that particular Award; and

d.                                      where two or more types of Awards (all of which are payable in Shares) are granted to a Participant in tandem with each other, such that the exercise of one type of Award with respect to a number of Shares cancels at least an equal number of Shares of the other, each such joint Award shall be deemed to be the equivalent of the maximum number of Shares available under the largest single Award.

Additional rules for determining the number of Shares granted under the Plan may be made by the Committee as it deems necessary or desirable.

4.6                                 No fractional Shares may be issued under the Plan; however, cash shall be paid in lieu of any fractional Share in settlement of an Award.

4.7                                 The maximum number of Shares that may be awarded to a Participant in any calendar year in the form of Options is 250,000 and the maximum number of Shares that may be awarded to a Participant in any calendar year in the form of Stock Appreciation Rights is 250,000.

4.8                                 The maximum number of Shares that may be issued pursuant to Options intended to be Incentive Stock Options shall be 750,000.

5.                                       Eligibility  Participation in the Plan shall be limited to Employees and to individuals or entities who are not Employees but who provide services to the Company or an Affiliate, including services provided in the capacity of a consultant, advisor or director.  The granting of Awards is solely at the discretion of the Committee, except that Incentive Stock Options may only be granted to Employees.  References herein to “employed,” “employment” or similar terms (except “Employee”) shall include the providing of services in any capacity or as a director. Neither the transfer of employment of a Participant between any of the Company or its Affiliates, nor a leave of absence granted to such Participant and approved by the Committee, shall be deemed a termination of employment for purposes of the Plan.

6.                                       General Terms of Awards

6.1                                 Amount and Conditions of Award.  Each Agreement shall set forth the number of Shares of Restricted Stock, Stock or Performance Units subject to the Agreement, or the number of Shares to which the Option subject to the Agreement applies or with respect to which payment upon the exercise of the Stock Appreciation Right subject to the Agreement is to be determined, as the case may be, together with such other terms and conditions applicable to the Award as determined by the Committee acting in its sole discretion, which may include conditions on Options or Stock Appreciation Rights becoming exercisable or the lapsing of restrictions on Restricted Stock that are tied to Performance Goals.

6.2                                 Term.  Each Agreement, other than those relating solely to Awards of Shares without restrictions, shall set forth the Term of the Option, Stock Appreciation Right, Restricted Stock or other Award or the Performance Cycle for the Performance Units, as the case may be.  Acceleration of the expiration of the applicable Term is permitted, upon such terms and conditions as shall be set forth in the Agreement, which may, but need not, include, without limitation, acceleration in the event of the Participant’s death, disability or retirement.  Acceleration of the Performance Cycle of Performance Units shall be subject to Plan Section 11.2.

6.3                                 Transferability.  Except as provided in this Section, during the lifetime of a Participant to whom an Award is granted, only that Participant (or that Participant’s legal representative) may exercise an Option or Stock Appreciation Right, or receive payment with respect to Performance Units or any other Award.  No Award of Restricted Stock (before the expiration of the restrictions), Options, Stock Appreciation Rights or Performance Units or other Award may be sold, assigned, transferred, exchanged or otherwise encumbered other than to a Successor in the event of a Participant’s death or pursuant to a qualified domestic relations order as defined in the Code or Title 1 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the rules thereunder; any attempted transfer in violation of this Section 6.3 shall be of no effect.  Notwithstanding the immediately preceding sentence, the Committee, in an Agreement or otherwise at its discretion, may provide that the Award (other than Incentive Stock Options) may be transferable to a Transferee if the Participant does not receive any consideration for the transfer.  Any Award held by a Transferee shall continue to be subject to the same terms and conditions that were applicable to that Award immediately before the transfer thereof to the Transferee.  For purposes of any provision of the Plan relating to notice to a Participant or to acceleration or termination of an Award upon the death, disability or termination of employment of a Participant, the references to “Participant” shall mean the original grantee of an Award and not any Transferee.

6.4                                 Termination of Employment.  Except as otherwise determined by the Committee or provided by the Committee in an Agreement, in case of a Participant’s termination of employment, the following provisions shall apply:

(a)                                  Options and Stock Appreciation Rights.

(i)                                     If a Participant’s employment or other relationship with the Company and its Affiliates terminates because of the Participant’s death, then any Option or Stock Appreciation Right that has not expired or been terminated shall become exercisable in full if the Participant’s employment or other relationship with the Company and its Affiliates has been continuous between the date the Option or Stock Appreciation Right was granted and a date not more than three months prior to such death, and may be exercised by the Participant’s Successor at any time, or from time to time, within one year after the date of the Participant’s death.

(ii)                                  If a Participant’s employment or other relationship with the Company and its Affiliates terminates because the Participant is disabled (within the meaning of Section 22(e)(3) of the Code), then any Option or Stock Appreciation Right that has not expired or been terminated shall become exercisable in full if the Participant’s employment or other relationship with the Company and its Affiliates has been continuous between the date the Option or Stock Appreciation Right was granted and the date of such disability, and the Participant or the Participant’s Successor may exercise such Option or Stock Appreciation Right at any time, or from time to time, within three years after the date of the Participant’s disability.

(iii)                               If a Participant’s employment or other relationship with the Company and its Affiliates terminates because of the Participant’s Retirement, then any Option or Stock Appreciation Right that has not expired or been terminated shall remain exercisable for three years after the Participant’s Retirement, but, unless otherwise provided in the Agreement, only to the extent that such Option or Stock Appreciation Right was exercisable immediately prior to such Participant’s termination of employment; provided, however, that if the Participant is an Outside Director, the Option or Stock Appreciation Right shall remain exercisable until the expiration of the Term after such Outside Director ceases to be a director of the Company, but, unless otherwise provided in the Agreement, only to the extent that such Option or Stock Appreciation Right was exercisable immediately prior to such Outside Director ceasing to be a director.

(iv)                              If a Participant’s employment terminates for any reason other than death, disability or Retirement, then any Option or Stock Appreciation Right that has not expired or been terminated shall, unless the Committee shall otherwise provide in the Agreement, remain exercisable for three months after termination of the Participant’s employment, but, unless otherwise provided in the Agreement, only to the extent that such Option or Stock Appreciation Right was exercisable immediately prior to such Participant’s termination of employment; provided, however, that if the Participant is an Outside Director, the Option or Stock

Appreciation Right shall remain exercisable until the expiration of the Term after such Outside Director ceases to be a director of the Company, but, unless otherwise provided in the Agreement, only to the extent that such Option or Stock Appreciation Right was exercisable immediately prior to such Outside Director ceasing to be a director.

(v)                                 Notwithstanding the foregoing Plan Sections 6.4(a)(i), (ii), (iii) and (iv) in no event shall an Option or a Stock Appreciation Right be exercisable after the expiration of the Term of such Award.  Any Option or Stock Appreciation Right that is not exercised within the periods set forth in Plan Sections 6.4 (i), (ii), (iii) and (iv) except as otherwise provided by the Committee in the Agreement, shall terminate as of the end of the periods described in such Sections.

(b)                                 Performance Units.  If a Participant’s employment or other relationship with the Company and its Affiliates terminates during a Performance Cycle because of the Participant’s death or disability, or under other circumstances provided by the Committee in its discretion in the Agreement or otherwise, the Participant, unless the Committee shall otherwise provide in the Agreement, shall be entitled to a payment with respect to Performance Units at the end of the Performance Cycle based upon the extent to which achievement of performance targets was satisfied at the end of the Performance Cycle and prorated for the portion of the Performance Cycle during which the Participant was employed by the Company or its Affiliates.  Except as provided in this Section 6.4(b) or in the Agreement, if a Participant’s employment or other relationship with the Company and its Affiliates terminates during a Performance Cycle, then such Participant shall not be entitled to any payment with respect to that Performance Cycle.

(c)                                  Restricted Stock Awards.  If a Participant’s employment or other relationship with the Company and its Affiliates terminates during the Term of a Restricted Stock Award because of the Participant’s death or disability, or under other circumstances provided by the Committee in its discretion in the Agreement or otherwise, the Participant, unless the Committee shall otherwise provide in the Agreement, shall be entitled to receive a number of Shares of Restricted Stock under the Award that has been prorated for the portion of the Term of the Award during which the Participant was employed by the Company and its Affiliates, and, with respect to such Shares, all restrictions shall lapse.  Any Shares of Restricted Stock as to which restrictions do not lapse under the preceding sentence or under the Agreement shall terminate at the date of the Participant’s termination of employment and such Shares of Restricted Stock shall be forfeited to the Company.

6.5                                 Rights as Shareholder.  Each Agreement shall provide that a Participant shall have no rights as a shareholder with respect to any securities covered by an Award unless and until the date the Participant becomes the holder of record of the Stock, if any, to which the Award relates.

7.                                       Restricted Stock Awards

7.1                                 An Award of Restricted Stock under the Plan shall consist of Shares subject to restrictions on transfer and conditions of forfeiture, which restrictions and conditions shall be included in the applicable Agreement.  The Committee may provide for the lapse or waiver of any such restriction or condition based on such factors or criteria as the Committee, in its sole discretion, may determine.

7.2                                 Except as otherwise provided in the applicable Agreement, each Stock certificate issued with respect to an Award of Restricted Stock shall either be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, or bear such legends with respect to the restricted nature of the Restricted Stock evidenced thereby as shall be provided for in the applicable Agreement.

7.3                                 The Agreement shall describe the terms and conditions by which the restrictions and conditions of forfeiture upon awarded Restricted Stock shall lapse.  Upon the lapse of the restrictions and conditions, Shares free of restrictive legends, if any, relating to such restrictions shall be issued to the Participant or a Successor or Transferee.

7.4                                 A Participant or a Transferee with a Restricted Stock Award shall have all the other rights of a shareholder including, but not limited to, the right to receive dividends and the right to vote the Shares of Restricted Stock.

7.5                                 No more than 750,000 of the total number of Shares available for Awards under the Plan shall be issued during the term of the Plan as Restricted Stock.  This limitation shall be calculated pursuant to the applicable provisions of Plan Sections 4 and 16.

8.                                       Other Awards  The Committee may from time to time grant Stock and other Awards under the Plan including, without limitation, those Awards pursuant to which Shares are or may in the future be acquired, Awards denominated in Stock units, restricted stock units, securities convertible into Stock and phantom securities.  The Committee, in its sole discretion, shall determine the terms and conditions of such Awards provided that such Awards shall not be inconsistent with the terms and purposes of the Plan.  The Committee may, at its sole discretion, direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions that are consistent with the terms and conditions of the Award to which the Shares relate.  No more than 750,000 of the total number of Shares available for Awards under the Plan shall be issued during the term of the Plan in the form of Stock without restrictions.

9.                                       Stock Options

9.1                                 Terms of All Options.

(a)                                  An Option shall be granted pursuant to an Agreement as either an Incentive Stock Option or a Non-Statutory Stock Option.  The purchase price of each Share subject to an Option shall be determined by the Committee and set forth in the Agreement, but shall not be less than 100% of the Fair Market Value of a Share as of the date the Option is granted (except as provided in Plan Sections 9.2 and 19).

(b)                                 The purchase price of the Shares with respect to which an Option is exercised shall be payable in full at the time of exercise, provided that to the extent permitted by law, the Agreement may permit some or all Participants to simultaneously exercise Options and sell the Shares thereby acquired pursuant to a brokerage or similar relationship and use the proceeds from the sale as payment of the purchase price of the Shares.  The purchase price may be payable in cash, by delivery or tender of Shares (by actual delivery or attestation) having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the

Shares being purchased pursuant to the Option, or a combination thereof, as determined by the Committee, but no fractional Shares will be issued or accepted.  Provided, however, that a Participant exercising a stock option shall not be permitted to pay any portion of the purchase price with Shares if, in the opinion of the Committee, payment in such manner could have adverse financial accounting consequences for the Company.

(c)                                  Each Option shall be exercisable in whole or in part on the terms provided in the Agreement.  In no event shall any Option be exercisable at any time after the expiration of its Term.  When an Option is no longer exercisable, it shall be deemed to have lapsed or terminated.

(d)                                 Upon receipt of notice of exercise, the Committee may elect to cash out all or part of the portion of the Shares for which an Option is being exercised by paying the Participant an amount, in cash or Shares, equal to the excess of the Fair Market Value of the Shares over the aggregate purchase price for the Shares for which the Option is being exercised on the effective date of such cash-out.

9.2                                 Incentive Stock Options.  In addition to the other terms and conditions applicable to all Options:

(a)                                  the purchase price of each Share subject to an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a Share as of the date the Incentive Stock Option is granted if this limitation is necessary to qualify the Option as an Incentive Stock Option (except as provided in Plan Section 19);

(b)                                 the aggregate Fair Market Value (determined as of the date the Option is granted) of the Shares with respect to which Incentive Stock Options held by an individual first become exercisable in any calendar year (under the Plan and all other incentive stock option plans of the Company and its Affiliates) shall not exceed $100,000 (or such other limit as may be required by the Code) if this limitation is necessary to qualify the Option as an Incentive Stock Option and to the extent an Option or Options granted to a Participant exceed this limit the Option or Options shall be treated as a Non-Statutory Stock Option;

(c)                                  an Incentive Stock Option shall not be exercisable more than 10 years after the date of grant (or such other limit as may be required by the Code) if this limitation is necessary to qualify the Option as an Incentive Stock Option;

(d)                                 an Incentive Stock Option shall not be exercisable more than one year after termination of the Participant’s employment with the Company and its Affiliates if the Participant’s employment with the Company and its Affiliates terminates because of the Participant’s death or disability or more than three months after termination of the Participant’s employment if the Participant’s employment terminates for any reason other than death or disability.

(e)                                  the Agreement covering an Incentive Stock Option shall contain such other terms and provisions that the Committee determines necessary to qualify this Option as an Incentive Stock Option; and

(f)                                    notwithstanding any other provision of the Plan to the contrary, no Participant may receive an Incentive Stock Option under the Plan if, at the time the Award is granted, the Participant owns (after application of the rules contained in Code Section 424(d), or its successor provision), Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Subsidiaries, unless (i) the option price for that Incentive Stock Option is at least 110% of the Fair Market Value of the Shares subject to that Incentive Stock Option on the date of grant and (ii) that Option is not exercisable after the date five years from the date that Incentive Stock Option is granted.

10.                                 Stock Appreciation Rights  An Award of a Stock Appreciation Right shall entitle the Participant (or a Successor or Transferee), subject to terms and conditions determined by the Committee, to receive upon exercise of the Stock Appreciation Right all or a portion of the excess of the Fair Market Value of a specified number of Shares as of the date of exercise of the Stock Appreciation Right over a specified price that shall not be less than 100% of the Fair Market Value of such Shares as of the date of grant of the Stock Appreciation Right.  A Stock Appreciation Right may be granted in connection with part or all of, in addition to, or completely independent of an Option or any other Award under the Plan.  If issued in connection with a previously or contemporaneously granted Option, the Committee may impose a condition that exercise of a Stock Appreciation Right cancels a pro rata portion of the Option with which it is connected and vice versa.  Each Stock Appreciation Right may be exercisable in whole or in part on the terms provided in the Agreement.  No Stock Appreciation Right shall be exercisable at any time after the expiration of its Term.  When a Stock Appreciation Right is no longer exercisable, it shall be deemed to have lapsed or terminated.  Upon exercise of a Stock Appreciation Right, payment to the Participant or a Successor or Transferee shall be made at such time or times as shall be provided in the Agreement in the form of cash, Shares or a combination of cash and Shares as determined by the Committee.  The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Shares) may be made in the event of the exercise of a Stock Appreciation Right.

11.                                 Performance Units

11.1                           Initial Award.

(a)                                  An Award of Performance Units under the Plan shall entitle the Participant (or a Successor or Transferee) to future payments of cash, Shares or a combination of cash and Shares, as determined by the Committee, based upon the achievement of Performance Goals.  The Agreement may establish that a portion of a Participant’s Award will be paid for performance that exceeds the minimum target but falls below the maximum target applicable to the Award.  The Agreement shall also provide for the timing of the payment.

(b)                                 Following the conclusion or acceleration of each Performance Cycle, the Committee shall determine the extent to which (i) performance targets have been attained, (ii) any other terms and conditions with respect to an Award relating to the Performance Cycle have been satisfied and (iii) payment is due with respect to an Award of Performance Units.

11.2                           Acceleration and Adjustment.  The Agreement may permit an acceleration of the Performance Cycle and an adjustment of performance targets and payments with respect to some or all of the Performance Units awarded to a Participant, upon the occurrence of certain events, which may, but need not include, without limitation, a Fundamental Change; a recapitalization; a change in the accounting practices of the Company; a change in the Participant’s title or employment responsibilities; the Participant’s death, disability or Retirement or; with respect to payments in Shares with respect to Performance Units, a reclassification, stock dividend, stock split or stock combination as provided in Plan Section 16.  The Agreement also may provide for a limitation on the value of an Award of Performance Units that a Participant may receive.

12.                                 Effective Date and Duration of the Plan

12.1                           Effective Date.  The Plan shall become effective as of May 5, 2005, if the Plan is approved by the requisite vote of shareholders at the 2005 Annual Meeting of Shareholders or any adjournment thereof.

12.2                           Duration of the Plan.  The Plan shall remain in effect until all Stock subject to it shall be distributed, all Awards have expired or lapsed, the Plan is terminated pursuant to Plan Section 15, or May 5, 2015 (the “Termination Date”); provided, however, that Awards made before the Termination Date may be exercised, vested or otherwise effectuated beyond the Termination Date unless limited in the Agreement or otherwise.  No Award of an Incentive Stock Option shall be made more than 10 years after the Effective Date (or such other limit as may be required by the Code) if this limitation is necessary to qualify the Option as an Incentive Stock Option.  The date and time of approval by the Committee of the granting of an Award shall be considered the date and time at which the Award is made or granted.

13.                                 Plan Does Not Affect Employment Status

13.1                           Status as an eligible Employee shall not be construed as a commitment that any Award will be made under the Plan to that eligible Employee or to eligible Employees generally.

13.2                           Nothing in the Plan or in any Agreement or related documents shall confer upon any Employee or Participant any right to continue in the employment of the Company or any Affiliate or constitute any contract of employment or affect any right that the Company or any Affiliate may have to change such person’s compensation, other benefits, job responsibilities, title, or to terminate the employment of such person with or without cause.

14.                                 Tax Withholding  The Company shall have the right to withhold from any cash payment under the Plan to a Participant or other person (including a Successor or a Transferee) an amount sufficient to cover any required withholding taxes.  The Company shall have the right to require a Participant or other person receiving Shares under the Plan to pay the Company a cash amount sufficient to cover any required withholding taxes before actual receipt of those Shares.  In lieu of all or any part of a cash payment from a person receiving Shares under the Plan, the Committee may permit the individual to cover all or any part of the required withholdings through a reduction of the number of Shares delivered or delivery or tender return to the Company of Shares held by the Participant or other person, in each case valued in the same manner as used in computing the withholding taxes under the applicable laws.

15.                                 Amendment, Modification and Termination of the Plan

15.1                           The Board may at any time and from time to time terminate, suspend or modify the Plan.  Except as limited in 15.2 below, the Committee may at any time alter or amend any or all Agreements under the Plan to the extent permitted by law.

15.2                           No termination, suspension, or modification of the Plan will materially and adversely affect any right acquired by any Participant or Successor or Transferee under an Award granted before the date of termination, suspension, or modification, unless otherwise agreed to by the Participant in the Agreement or otherwise, or required as a matter of law; but it will be conclusively presumed that any adjustment for changes in capitalization provided for in Plan Sections 11.2 or 16 does not adversely affect these rights.

16.                                 Adjustment for Changes in Capitalization  Subject to any required action by the Company’s shareholders, appropriate adjustments, so as to prevent enlargement of rights or inappropriate dilution – (i) in the aggregate number and type of Shares available for Awards under the Plan, (ii) in the limitations on the number of Shares that may be issued to an individual Participant as an Option or a Stock Appreciation Right in any calendar year or that may be issued in the form of Restricted Stock or Shares without restrictions, (iii) in the number and type of Shares and amount of cash subject to Awards then outstanding, (iv) in the Option price as to any outstanding Options and, (v) subject to Plan Section 11.2, in outstanding Performance Units and payments with respect to outstanding Performance Units – may be made by the Committee, in its sole discretion, to give effect to adjustments made in the number or type of Shares through a Fundamental Change (subject to Plan Section 17), recapitalization, reclassification, stock dividend, stock split, stock combination or other relevant change, provided that fractional Shares shall be rounded to the nearest whole Share.

17.                                 Fundamental Change

In the event of a proposed Fundamental Change, the Committee may, but shall not be obligated to take the following actions:

17.1                           if the Fundamental Change is a merger or consolidation or statutory share exchange, make appropriate provision for the protection of the outstanding Options and Stock Appreciation Rights by the substitution of options, stock appreciation rights and appropriate voting common stock of the corporation surviving any merger or consolidation or, if appropriate, the parent corporation of the Company or such surviving corporation; or

17.2                           at least ten days before the occurrence of the Fundamental Change, declare, and provide written notice to each holder of an Option or Stock Appreciation Right of the declaration, that each outstanding Option and Stock Appreciation Right, whether or not then exercisable, shall be canceled at the time of, or immediately before the occurrence of the Fundamental Change in exchange for payment to each holder of an Option or Stock Appreciation Right, within ten days after the Fundamental Change, of cash equal to (i) for each Share covered by the canceled Option, the amount, if any, by which the Fair Market Value (as defined in this Section) per Share exceeds the exercise price per Share covered by such Option, or (ii) for each Stock Appreciation Right, the price determined pursuant to Section 10, except that Fair Market Value of the Shares as of the date of exercise of the Stock Appreciation Right, as used in clause (i) of Plan Section 10, shall be deemed to mean Fair Market Value for each Share with respect to which the Stock Appreciation Right is calculated determined in the manner hereinafter referred to in this Section.  At the time of the declaration provided for in the immediately preceding sentence, each Stock Appreciation Right and each Option shall immediately become exercisable in full and each person holding an Option or a Stock Appreciation Right shall have the right, during the period preceding the time of cancellation of the Option or Stock Appreciation Right, to exercise the Option as to all or any part of the Shares covered thereby or the Stock Appreciation Right in whole or in part, as the case may be.  In the event of a declaration pursuant to Plan Section 17(2), each outstanding Option and Stock Appreciation Right granted pursuant to the Plan that shall not have been exercised before the Fundamental Change shall be canceled at the time of, or immediately before, the Fundamental Change, as provided in the declaration.  Notwithstanding the foregoing, no person holding an Option or a Stock Appreciation Right shall be entitled to the payment provided for in this Section 17(2) if such Option or Stock Appreciation Right shall have terminated, expired or been cancelled.  For purposes of this Section only, “Fair Market Value” per Share means the cash plus the Fair Market Value, as determined in good faith by the Committee, of the non-cash consideration to be received per Share by the shareholders of the Company upon the occurrence of the Fundamental Change.

18.                                 Forfeitures  An Agreement may provide that if a Participant has received or been entitled to payment of cash, delivery of Shares, or a combination thereof pursuant to an Award within six months before the Participant’s termination of employment with the Company and its Affiliates, the Committee, in its sole discretion, may require the Participant to return or forfeit the cash and/or Shares received with respect to the Award (or its economic value as of (i) the date of the exercise of Options or Stock Appreciation Rights, (ii) the date of, and immediately following, the lapse of restrictions on Restricted Stock or the receipt of Shares without restrictions, or (iii) the date on which the right of the Participant to payment with respect to Performance Units vests, as the case may be, in the event of certain occurrences specified in the Agreement.  The Committee’s right to require forfeiture must be exercised within 90 days after discovery of such an occurrence but in no event later than 15 months after the Participant’s termination of employment with the Company and its Affiliates.  The occurrences may, but need not, include competition with the Company or any Affiliate, unauthorized disclosure of material proprietary information of the Company or any Affiliate, a violation of applicable business ethics policies of the Company or Affiliate or any other occurrence specified in the Agreement within the period or periods of time specified in the Agreement.

19.                                 Corporate Mergers, Acquisitions, Etc.  The Committee may also grant Options, Stock Appreciation Rights, Restricted Stock or other Awards under the Plan in substitution for, or in connection with the assumption of, existing options, stock appreciation rights, restricted stock or other award granted, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or a Subsidiary is a party.  The terms and conditions of the substitute Awards may vary from the terms and conditions set forth in the Plan to the extent as the Board at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

20.                                 Unfunded Plan  The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan.  Neither the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan nor shall anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant or Successor or Transferee.  To the extent any person acquires a right to receive an Award under the Plan, this right shall be no greater than the right of an unsecured general creditor of the Company.

21.                                 Limits of Liability

21.1                           Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement.

21.2                           Except as may be required by law, neither the Company nor any member of the Board or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.

22.                                 Compliance with Applicable Legal Requirements  No certificate for Shares distributable pursuant to the Plan shall be issued and delivered unless the issuance of the certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended and in effect from time to time, or any successor statute, the Exchange Act and the requirements of the exchanges on which the Company’s Shares may, at the time, be listed.

23.                                 Deferrals and Settlements  The Committee may require or permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under such rules and procedures as it may establish under the Plan.  It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts.

24.                                 Other Benefit and Compensation Programs  Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

25.                                 Beneficiary Upon Participant’s Death  To the extent that the transfer of a Participant’s Award at his or her death is permitted under an Agreement, a Participant’s Award shall be transferable at death to the estate or to the person who acquires the right to succeed to the Award by bequest or inheritance.

26.                                 Requirements of Law

26.1                           To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Illinois without regard to its conflicts-of-law principles and shall be construed accordingly.

26.2                           If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not effect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

27.                                 Repricing; Shareholder Approval  Except as provided in Plan Section 16, neither the Board nor any committee thereof shall cause the Company to adjust or amend the exercise price of any outstanding Award, whether through amendment, replacement grant, or other means, without the prior approval of the shareholders of the Company.

Exhibit B

RLI CORP.

AUDIT COMMITTEE CHARTER

Organization

The Board of Directors (“Board”) of RLI Corp. has established an Audit Committee (“Committee”) with authority, responsibility and specific duties as described herein.  The Committee shall be composed of at least three directors who are independent directors (as defined in the RLI Corp. Corporate Governance Guidelines) free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment as a Committee member.  Such Committee members shall also be financially literate and at least one Committee member shall have accounting or related financial management expertise.  At least one Committee member shall be an audit committee financial expert as defined by the Securities and Exchange Commission.   Committee members shall be recommended by the Nominating/Corporate Governance Committee and appointed by the Board. They may be removed from the Committee at any time, with or without cause, by the Board.  If any member of the Committee simultaneously serves on the audit committee of more than three public companies, the Board shall determine whether such simultaneous service would impair the ability of such member to effectively serve on the Committee.

Statement of Policy

The Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Company,  the quality and integrity of the financial reports of the Company, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the Company’s internal audit function and independent auditors.   In so doing, it is the responsibility of the Committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the financial management of the Company.

Responsibilities

The Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality. In carrying out these responsibilities, the Committee will:

I.                                        Review Procedures:

1.               Review with the independent auditor any audit problems or difficulties and management’s response.

2.               Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders.  Any changes in accounting principles should be reviewed.

3.               Review and discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

4.               Review and pre-approve any non-audit services and relationships with the independent auditors.  Approval of audit and permitted non-audit services may also be made by one or more member(s) of the Committee as shall be designated by the Committee (“Designated Member”), and the person(s) granting such approval shall report such approval to the Committee at the next scheduled meeting.  The Chair of the Audit Committee shall serve as its Designated Member. [Also see Section II. Independent Auditors, Item 1.]

5.               Review the Company’s loss reserves.

6.               Review the internal audit function of the Company including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

7.               Review and reassess the adequacy of this Charter at least annually.  Submit the charter to the Board for approval and ensure the document is published at least every three years in accordance with SEC regulations.

II.                                   Independent Auditors

1.               Appoint, oversee, compensate, retain and terminate the independent auditors selected to audit the financial statements of the Company and its divisions and subsidiaries, including sole authority to approve all audit engagement fees and terms.  The independent auditors shall report to the Committee.  [Also see Section I. Review Procedures, Item 4.]

2.               Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

3.               Review with the independent auditors, the Company’s internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.  Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.  Further, the Committee periodically should review Company policy statements to determine their adherence to the Code of Conduct.

4.               At least annually, obtain and review a report by the independent auditor describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor’s independence) all relationships between the independent auditor and the Company.

5.               Provide sufficient opportunity for the internal and independent auditors to meet with the members of the Committee without members of management present.  Among the items to be discussed in these meetings are the independent auditors’ evaluation of the Company’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

6.               Discuss the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

7.               Meet separately, at least quarterly, with management, with internal auditors (or other personnel responsible for the internal audit function), and with independent auditors.

III.                              Other Committee Responsibilities

1.               Establish procedures for the receipt, retention and treatment of whistleblower complaints by Company associates regarding questionable accounting, internal accounting controls or auditing matters, including procedures for confidential and anonymous submission of such complaints.

2.               Receive prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

3.               Set clear hiring policies for employees or former employees of the independent auditors.

4.               Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside legal, accounting or other advisors for this purpose if, in its judgment, that is appropriate, and to compensate such outside legal, accounting or other advisors from appropriate funding provided by the Company.

5.               Examine any “off balance sheet” structures and any use of “pro forma” or adjusted non-GAAP information.

6.               Discuss policies with respect to risk assessment and risk management.

7.               Discuss any earnings guidance provided to analysts and rating agencies.

8.               Annually prepare a report to shareholders as required by the SEC to be included in the Company’s annual proxy statement.

9.               Submit the minutes of all meetings of the Committee to, or discuss the matters discussed at each Committee meeting with, the Board of Directors.

10.         Develop and conduct, at least annually, an assessment of   the Committee’s performance on a continuing basis, individually and collectively.

11.         Prepare and, through the Committee’s Chair, submit periodic reports of the Committee’s work and findings to the Board.  Such reports will contain recommendations for Board actions when appropriate.

Investor Information

Annual Shareholders Meeting.  The 2005 Annual Meeting of Shareholders will be held at 2:00 p.m., CDT, on May 5, 2005, at RLI’s offices at 9025 N. Lindbergh Drive, Peoria, Illinois.

Internet Voting.  As a convenience, most RLI shareholders may vote their proxies via the Internet at http://www.proxyvote.com.  Instructions are in your proxy card that you receive. Registered shareholders may sign up to access RLI’s Annual Report and Proxy Statement over the Internet in the future. Beneficial owners may contact the brokers, banks or other holders of record of their stock to find out whether electronic delivery is available.

Shareholder Inquiries. Shareholders of record with requests concerning individual account balances, stock certificates, dividends, stock transfers, tax information or address corrections should contact the transfer agent and registrar:

Wells Fargo Shareholder Services

P.O. Box 64854

St. Paul, MN   55164-0854

Phone: 800-468-9716 or 651-450-4064

Fax: 651-450-4033

Email: stocktransfer@wellsfargo.com

Dividend Reinvestment Plan.  If you wish to sign up for an automatic dividend reinvestment and stock purchase plan or to have your dividends deposited directly into your checking, savings or money market accounts, send your request to the transfer agent and registrar.

Requests for Additional Information.  Electronic versions of the following documents are available on our website:  2004 Annual Report, 2005 Proxy Statement, Annual Report to the SEC (Form 10-K), code of conduct, corporate governance guidelines, and charters of the Audit, Executive Resources, Finance and Investment and Nominating/Corporate Governance Committees.  Printed copies of these documents are available without charge to any shareholder. To be placed on a mailing list to receive shareholder materials, contact our corporate headquarters.

Contacting RLI.  For investor relations requests and management’s perspective on specific issues, contact vice president, corporate development, Aaron Jacoby at 309-693-5880 or at aaron_jacoby@rlicorp.com.

RLI on the web.  www.rlicorp.com

[Picture of the RLI website’s home page]

RLI CORP.

9025 North Lindbergh Drive

Peoria, Illinois 61615

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints William R. Keane and Gerald D. Stephens, as Proxies, each with the power to appoint his substitute, and hereby authorizes them, or either one of them, to represent and to vote, as designated below, the shares of Common Stock of RLI Corp. held of record by the undersigned on March 7, 2005, at the Annual Meeting of Shareholders to be held on May 5, 2005 or any adjournments thereof.

If no other indication is made on the reverse side of this form, the proxies shall vote for each of the nominees listed on the reverse side of this form, for Proposals 2 and 3, and, in their discretion, upon such other business as may properly come before the meeting.

(Continued and to be signed and dated on the reverse side.)

IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET,

PLEASE READ THE INSTRUCTIONS BELOW

RLI Corp. encourages you to take advantage of new and convenient ways to vote for matters to be covered at the 2005 Annual Meeting of Shareholders.   Please take the opportunity to use one of the three voting methods below to vote. We’ve made it easier than ever.

VOTE BY TELEPHONE - 1-800-690-6903

Use any touch-tone telephone to vote 24 hours a day, 7 days a week.   Have the proxy form in hand when calling and then follow the simple instructions the Vote Voice provides.

VOTE BY INTERNET - WWW.PROXYVOTE.COM

Use the Internet to vote 24 hours a day, 7 days a week. Have the proxy form in hand when accessing the web site and follow the simple instructions to create an electronic ballot.

VOTE BY MAIL

Mark, sign and date the proxy form and return it in the postage-paid envelope we’ve provided or return it to RLI Corp., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

[CONTROL NUMBER]

If you vote by telephone or vote using the Internet, please do not mail your proxy.

THANK YOU FOR VOTING.

To vote, mark blocks below in blue or black ink as follows:

THIS PROXY FORM IS VALID ONLY WHEN SIGNED AND DATED.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS:

1.               ELECTION OF CLASS III DIRECTORS

(mark one):

NOMINEES:	John T. Baily, Jordan W. Graham and Gerald I. Lenrow

FOR ALL	☐

WITHHOLD ALL	☐

To withhold authority to vote for any individual nominee,

write that nominee’s name on the line below.

2.     APPROVAL OF THE RLI CORP. OMNIBUS STOCK PLAN

For	Against	Abstain
☐	☐	☐

3.     APPROVE THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM:

For	Against	Abstain
☐	☐	☐

Please sign exactly as your name(s) appear(s).  Executors, trustees, and others signing in a representative capacity should include their name and the capacity in which they sign.

Signature	Date

Signature (Joint Owners)	Date

RLI CORP.

9025 North Lindbergh Drive

Peoria, Illinois 61615

RLI EMPLOYEE STOCK OWNERSHIP PLAN

Confidential Voting Instructions

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

By signing on the reverse side or by voting by phone or Internet, you direct the Trustee to vote (in person or by proxy), as indicated on the other side of this form, the number of shares of RLI Common Stock credited to your account under the RLI Corp. Employee Stock Ownership Plan, at the Annual Meeting of Shareholders to be held on May 5, 2005 or any adjournments thereof.

If no other indication is made on the reverse side of this form, the Trustee shall vote for each of the nominees listed on the reverse side of this form and upon Proposals 2 and 3, pro rata with all shares of Common Stock held in the RLI Corp. Employee Stock Ownership Plan (based upon the vote of all other participants who provide voting instructions), and, in its discretion, upon such other business as may properly come before the meeting.

These confidential voting instructions will be seen only by authorized representatives of the Trustee.

(Continued and to be signed and dated on the reverse side.)

IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET,

PLEASE READ THE INSTRUCTIONS BELOW

RLI Corp. encourages you to take advantage of new and convenient ways to vote for matters to be covered at the 2005 Annual Meeting of Shareholders.   Please take the opportunity to use one of the three voting methods below to vote. We’ve made it easier than ever.

VOTE BY TELEPHONE - 1-800-690-6903

Use any touch-tone telephone to vote 24 hours a day, 7 days a week up until 11:59 pm Eastern Time two days before the meeting date.   Have the proxy form in hand when calling and follow the simple instructions the Vote Voice provides.

VOTE BY INTERNET - WWW.PROXYVOTE.COM

Use the Internet to vote 24 hours a day, 7 days a week up until 11:59 pm Eastern Time two days before the meeting date. Have the proxy form in hand when accessing the web site and follow the simple instructions to create an electronic ballot.

VOTE BY MAIL

Mark, sign and date the proxy form and return it in the postage-paid envelope we’ve provided or return it to RLI Corp., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

[CONTROL NUMBER]

If you vote by telephone or vote using the Internet, please do not mail your proxy.

THANK YOU FOR VOTING.

To vote, mark blocks below in blue or black ink as follows:

THIS PROXY FORM IS VALID ONLY WHEN SIGNED AND DATED.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS:

1.               ELECTION OF CLASS III DIRECTORS

(mark one):

NOMINEES:	John T. Baily, Jordan W. Graham and Gerald I. Lenrow

FOR ALL	☐

WITHHOLD ALL	☐

To withhold authority to vote for any individual nominee,

write that nominee’s name on the line below.

2.     APPROVAL OF THE RLI CORP. OMNIBUS STOCK PLAN

For	Against	Abstain
☐	☐	☐

3.     APPROVE THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM:

For	Against	Abstain
☐	☐	☐

In the Trustee’s discretion, upon other matters as may properly come before the meeting.

Please sign exactly as your name(s) appear(s).  Executors, trustees, and others signing in a representative capacity should include their name and the capacity in which they sign.

Signature	Date

Signature (Joint Owners)	Date